UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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2006 Aetna Inc.
Notice of Annual Meeting and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	John W. Rowe, M.D. Chairman Ronald A. Williams Chief Executive Officer and President
To Our Shareholders:
Aetna Inc.’s 2006 Annual Meeting of Shareholders will be held on Friday, April 28, 2006, at 9:30 a.m. at The Conference Center located at Disney’s BoardWalk Inn Resort, 2101 North Epcot Resorts Boulevard, Lake Buena Vista, Florida, and we hope you will attend.
This booklet includes the Notice of the Annual Meeting and Aetna’s 2006 Proxy Statement. The Proxy Statement provides information about Aetna in addition to describing the business we will conduct at the meeting.
At the meeting, in addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.
If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

John W. Rowe, M.D. Chairman March 21, 2006	Ronald A. Williams Chief Executive Officer and President March 21, 2006

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Christopher M. Todoroff Vice President and Corporate Secretary
Notice of Annual Meeting of Shareholders of Aetna Inc.
NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at The Conference Center located at Disney’s BoardWalk Inn Resort, 2101 North Epcot Resorts Boulevard, Lake Buena Vista, Florida, on Friday, April 28, 2006, at 9:30 a.m. for the following purposes:

1.	To elect the Board of Directors for the coming year;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006;

3.	To approve Aetna’s 2006 Employee Stock Purchase Plan;

4.	To consider and act on one shareholder proposal, if properly presented at the meeting; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on February 24, 2006 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.
The Annual Meeting is open to all shareholders as of the close of business on the February 24, 2006 record date or their authorized representatives. Complimentary parking at The Conference Center located at Disney’s BoardWalk Inn Resort will be available for all persons to whom the Annual Meeting is open. See the reverse side of this page for directions to The Conference Center.
We ask that you signify your intention to attend the Annual Meeting by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present government issued photo identification (e.g., a driver’s license or passport) before being admitted to the Annual Meeting. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period including February 24, 2006) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RE4K, Hartford, CT 06156. The Annual Meeting will be audiocast live on the Internet at www.aetna.com/investor.
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.
This Proxy Statement and the Company’s 2005 Annual Report, Financial Report to Shareholders and 2005 Annual Report are available on Aetna’s Internet site at www.aetna.com/investor/proxy.htm and www.aetna.com/investor/annualrept.htm, respectively.
By order of the Board of Directors,

Christopher M. Todoroff
Vice President and Corporate Secretary
March 21, 2006

From the Orlando International Airport Take 417 South (toll road — expect to pay about $3.00 in tolls) to Exit #3, Osceola Parkway. Turn right on Osceola Parkway, heading West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.
From the South (Tampa) Take I-4 East, to Osceola Parkway exit. Take Osceola Parkway West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.
From the South (Miami) Take I-95 North to Florida’s Turnpike North, to Exit #249, Osceola Parkway. Turn left on Osceola Parkway, heading West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.
From the North (Jacksonville) Take I-95 South to I-4 West, to Osceola Parkway exit. Take Osceola Parkway West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.
From the North (Gainesville) Take I-75 South to Florida’s Turnpike South to I-4 West, to Osceola Parkway exit. Take Osceola Parkway West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.
From the East (Cocoa Beach) Take Highway 528 West to I-4 West, to Osceola Parkway exit. Take Osceola Parkway West. Pass under “Walt Disney World” sign, turn right at 1st light (Victory Way), left at second light (Buena Vista Drive), right at first light (Epcot Resorts Blvd), and then turn left into Disney’s BoardWalk. Present an ID to the security guard, and then proceed straight and take the second right. Disney’s BoardWalk Convention Center, the location for the Annual Meeting, will be on your left. Take the first right into the parking lot for the Convention Center.

AETNA INC.
151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
MARCH 21, 2006
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 28, 2006
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?
A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on April 28, 2006, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about March 21, 2006.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
A: This Proxy Statement provides you with information about Aetna’s governance structure, the nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A: There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of Aetna’s Board of Directors for the coming year.

•	Approval of the appointment of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of Aetna and its subsidiaries (the “Company”) for the year 2006.

•	Approval of the Aetna Inc. 2006 Employee Stock Purchase Plan.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

Q:	WHAT ARE AETNA’S VOTING RECOMMENDATIONS?
A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006, FOR the approval of the Aetna Inc. 2006 Employee Stock Purchase Plan, and AGAINST the shareholder proposal.

Q:	WHICH OF MY SHARES CAN I VOTE?
A: You may vote all Aetna Inc. Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on February 24, 2006, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q:	HOW DOES THE TWO-FOR-ONE STOCK SPLIT AFFECT MY VOTING AND THE INFORMATION IN THIS PROXY STATEMENT?
A: You will be entitled to vote the number of shares you held on the RECORD DATE, which will reflect the additional shares paid to you on February 17, 2006. All of the share-related information in this Proxy Statement is presented on a post-stock split basis because the payment date for the stock dividend that accomplished the stock split (February 17, 2006) occurred before the RECORD DATE for the Annual Meeting (February 24, 2006). For example, the Beneficial Ownership Table on page 27, the Summary Compensation Table on page 29 and the Stock Option Grants Table on page 31 were prepared on a post-stock split basis.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A: Many Aetna shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or other nominee is obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.
Q: HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?
A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or other nominee. Most shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below, and please follow carefully the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

•	BY MAIL — You may vote by mail by signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card, but do not provide instructions, your shares will be voted as described below in “WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?”

•	BY INTERNET — Go to www.computershare.com/expressvote and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the Web site.

•	BY TELEPHONE — Call toll free on a touchtone telephone 1-800-652-8683 inside the United States, Canada and Puerto Rico or 1-781-575-2300 outside the United States, Canada and Puerto Rico and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.
The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. Eastern time on April 27, 2006.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE 401(K) PLAN?
A: Participants in the Aetna 401(k) Plan (the “401(k) Plan”) who receive this Proxy Statement in their capacity as participants in the 401(k) Plan will receive voting instruction cards in lieu of proxy cards. The voting instruction card directs the trustee of the 401(k) Plan how to vote the shares. Shares held in the 401(k) Plan may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the 401(k) Plan for which no directions are received are voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE EMPLOYEE STOCK PURCHASE PLAN?
A: You hold the Aetna Common Stock you acquired through Aetna’s Employee Stock Purchase Plan (the “ESPP”) as the beneficial owner of shares held in street name. You can vote these shares as described above under “HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?”

Q:	CAN I CHANGE MY VOTE?
A: Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting (or submitting revised votes over the Internet or by telephone before 11:59 p.m. Eastern time on April 27, 2006), or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or other nominee in a manner that allows your broker or other nominee sufficient time to vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?
A: Yes. You may vote your shares at the Annual Meeting if you attend in person. You may vote shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the 401(k) Plan at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?
A: In the election of Directors, you may vote FOR all of the nominees or you may WITHHOLD your vote with respect to one or more of the nominees. For all other proposals, you may vote FOR, AGAINST or

ABSTAIN. A WITHHOLD vote on the election of Directors will have no effect on the outcome of the election, but if more WITHHOLD than FOR votes are cast for a Director nominee, he or she will be required to submit his or her resignation. Please see “Director Elections — Majority Voting Standard” on page 9. A vote to ABSTAIN on the other proposals will not have the effect of a vote AGAINST. If you vote to ABSTAIN, your shares will be counted as present for purposes of determining whether a majority of outstanding shares are present to hold the Annual Meeting.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
A: All shares entitled to vote and represented by properly completed proxy cards received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.
If you sign and date your proxy card with no further instructions, your shares will be voted (1) FOR the election of each of Aetna’s nominee Directors named on pages 16 through 22 of this Proxy Statement, (2) FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2006, (3) FOR the approval of the Aetna Inc. 2006 Employee Stock Purchase Plan, and (4) AGAINST the shareholder proposal.
If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.
If you sign and date your 401(k) Plan voting instruction card with no further instructions, all shares you hold in the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?
A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of Directors and the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2006 are considered routine matters for which brokerage firms may vote uninstructed shares. The approval of the Aetna Inc. 2006 Employee Stock Purchase Plan and the shareholder proposal to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote unvoted shares on those proposals. Any unvoted shares you hold through Aetna’s 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which directions are received.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?
A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE ANNUAL MEETING?
A: The Annual Meeting is open to all shareholders as of the close of business on the February 24, 2006 RECORD DATE or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present government issued photo identification (for example, a driver’s license or passport) before being admitted to the Annual

Meeting. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period including February 24, 2006) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RE4K, Hartford, CT 06156.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?
A: Yes. You can listen to the live audio webcast of the Annual Meeting by logging on to Aetna’s Internet Web site at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A: We will publish the voting results of the Annual Meeting in a press release promptly after the votes are finalized and in our Quarterly Report on Form 10-Q for the period ended June 30, 2006.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?
A: Each share of Aetna’s Common Stock outstanding as of the close of business on February 24, 2006, the RECORD DATE, is entitled to one vote at the Annual Meeting. Shares of Common Stock distributed on February 17, 2006 as a result of the stock split are entitled to vote at the Annual Meeting. At the close of business on February 24, 2006, we had 567,539,739 shares of Common Stock outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A: A majority of the shares of Common Stock outstanding as of the close of business on February 24, 2006 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW WILL VOTES BE COUNTED?
A: Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast.” Directors are elected by a plurality of votes cast. However, as described in more detail on page 9 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any Director nominee who receives more “withhold” than “for” votes to submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board. Shareholder approval of each of the other three proposals to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described above in “HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?”

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?
A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay certain expenses for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes for a fee of $17,500 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Aetna Common Stock and obtaining their voting instructions.

Q:	DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?
A: Yes. Aetna offers shareholders of record the option to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2006 Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2005 Aetna Annual Report, Financial Report to Shareholders and 2005 Aetna Annual Report are available on Aetna’s Internet Web site at www.aetna.com/investor/proxy.htm and www.aetna.com/investor/annualrept.htm, respectively. Under Pennsylvania law, Aetna may provide shareholders who give the Company their e-mail addresses with electronic notice of its shareholder meetings as described below.
If you are a shareholder of record, you can choose to receive annual reports to shareholders and proxy statements via the Internet and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT THIS OPTION?” below. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.
If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. That notice will include instructions and contain the Internet address of those materials.
Many shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT THIS OPTION?
A: If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet, instead of receiving paper copies of these documents, please do the following:

(1)	You will need your account number, which can be found above your name and address on your dividend check stub, and your Social Security number, if you have a Social Security number.

(2)	Go to the Web site www.econsent.com/aet.

(3)	Review Important Considerations and Frequently Asked Questions.

(4)	Follow the prompts.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?
A: The 2005 Aetna Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the 2005 Aetna Annual Report, Financial Report to Shareholders at your address and you wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividend, checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a broker, bank or other holder of record and received more than one 2005 Aetna Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.
“Householding” occurs when a single copy of our Annual Report and Proxy Statement is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?
A: If for any unforeseen reason any of Aetna’s nominees is not available as a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?
A: Other than the election of Directors and the three other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
A: Yes. You may submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for next year’s Annual Meeting, the written proposal must be RECEIVED by Aetna’s Corporate Secretary no later than November 21, 2006. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RE4K, HARTFORD, CT 06156. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to make a Director nomination at next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. (Please see “Director Qualifications” on page 14 for a description of qualifications that the Board believes are required for Board nominees.)

•	COPY OF BY-LAWS PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates or visit Aetna’s Web site at www.aetna.com/governance to review and download a copy of Aetna’s By-Laws.

Q:	MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?
A: Yes. You may ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Also, shareholders will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?
A: Votes are counted by employees of Aetna’s Transfer Agent and certified by the judge of election for the Annual Meeting who is an employee of the Transfer Agent. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Q:	IS MY VOTE CONFIDENTIAL?
A: Yes. The vote of each shareholder is held in confidence from Aetna’s Directors, officers and employees except (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against Aetna and/or one or more of its consolidated subsidiaries, (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote, (c) if there is a contested proxy solicitation, (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates the shareholder’s vote to management or (e) as necessary to obtain a quorum.
GOVERNANCE OF THE COMPANY
At Aetna, we believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us. We have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board of Directors and in the charters of our Board Committees, and are reinforced through Aetna’s Code of Conduct, which applies to every employee and to our Directors.
Aetna’s Corporate Governance Guidelines
Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Guidelines address the role of the Board of Directors

(including advising on key strategic, financial and business objectives); the composition and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct economic relationship with the Company except as authorized by the Board, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are attached to this Proxy Statement as Annex A and also are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.
The Board reviews the Company’s corporate governance practices annually. In 2005, this review included a comparison of our current practices to those suggested by various groups or authorities active in corporate governance and to those of other public companies. Based on this review, the Board adopted changes it believes are best practices for Aetna, including implementing a majority voting standard in the election of Directors, which is described below under “Director Elections — Majority Voting Standard,” and confidential voting.
Director Elections — Majority Voting Standard
During 2005, the Board studied various alternatives to enhance shareholders’ direct participation in the election of Directors. The Nominating Committee, which consists entirely of independent Directors, considered these matters at two separate meetings in 2005, and the full Board considered them at three separate meetings in 2005. As a result of this review, the Board implemented governance enhancements that included a majority voting standard for Director elections.
The Guidelines now require any nominee for Director in an uncontested election who receives more “withhold” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee is then required to recommend to the Board the action to be taken with respect to the resignation, and the Board is required to act on the resignation, in each case within a reasonable period of time. Aetna will disclose promptly to the public each such resignation and decision by the Board.
Executive Sessions
Aetna’s nonmanagement Directors meet at regularly scheduled executive sessions, without management present. During 2005, the nonmanagement Directors met six times and the independent Directors met four times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.
Presiding Director
Michael H. Jordan, an independent Director, has been the Presiding Director since February of 2004. Generally, the Presiding Director is responsible for coordinating the activities of the independent Directors. Among other things, the Presiding Director sets the agenda for and leads the nonmanagement and independent Director sessions held by the Board regularly, and briefs the Chairman and the Chief Executive Officer on any issues arising from those sessions. The Presiding Director also acts as the principal liaison to the Chairman and the Chief Executive Officer for the views, and any concerns and issues, of the independent Directors, though all Directors continue to interact one-on-one with the Chairman and the Chief Executive Officer, as needed and as appropriate. The Chairman and the Chief Executive Officer consult with the Presiding Director for input in setting the agenda for Board meetings and the Board meeting schedule. The Presiding Director also consults with the other Directors and advises the Chairman and the Chief Executive Officer about the quality, quantity and timeliness of information provided to the Board and the Board’s decision-making processes.

Communications with the Board
Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors or to send a communication to the entire Board may contact Michael H. Jordan, the Presiding Director, by writing to Mr. Jordan at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to Mr. Jordan or the Board, as applicable. To contact Aetna’s management Directors, you may write to Dr. Rowe and Mr. Williams at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Aetna’s management Directors will be delivered directly to them.
Director Independence
The Board has established guidelines (“Director Independence Standards” or “Standards”) to assist it in determining Director independence. In accordance with the Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director and/or a shareholder of the Company. Consistent with the NYSE listing standards, the Standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate family members with respect to past employment or affiliation with the Company or its external auditor. A copy of the Standards is attached to this Proxy Statement as Annex B and also is available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.
Pursuant to the Standards, the Board undertook its annual review of Director independence in February of 2006. During this review, the Board considered transactions and relationships between each Director and any member of his or her immediate family and the Company and its affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a Director is independent.
As a result of this review, the Board affirmatively determined in its business judgment that Betsy Z. Cohen, Molly J. Coye, M.D., Barbara Hackman Franklin, Jeffrey E. Garten, Earl G. Graves, Gerald Greenwald, Ellen M. Hancock, Michael H. Jordan, Edward J. Ludwig and Joseph P. Newhouse, each of whom is standing for election at the Annual Meeting, is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards and that any relationship with the Company (either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company) has been deemed to be categorically immaterial under the independence test thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards.
In determining that each of the nonmanagement Directors is independent, the Board considered that the Company in the ordinary course of business sells products and services to, and/or purchases products and services from, companies at which some of our Directors or their immediate family members are or have been officers and/or significant equity holders. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Standards and/or was below $1 million. Finally, the Board considered charitable contributions to organizations with which Directors had relationships that are not covered by the Standards. The Board determined that none of these relationships impaired the independence of any Director.
All members of the Audit Committee, the Committee on Compensation and Organization (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Meeting Attendance
The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time, as appropriate. During 2005, the Board met nine times. The average attendance of Directors at all meetings during the year was 94%, and no Director attended less than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend. It is the policy of the Board that all Directors should be present at Aetna’s Annual Meeting of Shareholders. Ten of the eleven Directors then in office and standing for election attended Aetna’s 2005 Annual Meeting of Shareholders.
Aetna’s Code of Conduct
Aetna’s Code of Conduct applies to every employee and to our Directors, and is available at www.aetna.com/governance and as an exhibit to Aetna’s 2002 Annual Report on Form 10-K. The Code of Conduct is designed with the goal of ensuring that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of our business. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its Web site at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted. The Code of Conduct also is available in print to shareholders free of charge by calling 1-800-237-4273.
Board and Committee Membership; Committee Descriptions
Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by a smaller, more focused subset of Directors.
The following table presents, as of March 1, 2006, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2005. Board Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

Committee

Nominating
			Compensation			Investment		and
			and			and	Medical	Corporate
Nominee/Director	Audit		Organization	Executive		Finance	Affairs	Governance

Betsy Z. Cohen			X			X	X
Molly J. Coye, M.D.						X	X
Barbara Hackman Franklin			X	X				X *
Jeffrey E. Garten	X						X
Earl G. Graves	X			X				X
Gerald Greenwald			X			X *		X
Ellen M. Hancock	X							X
Michael H. Jordan			X *	X		X
Edward J. Ludwig	X	*		X				X
Joseph P. Newhouse	X			X			X *
John W. Rowe, M.D.				X	*		X
Ronald A. Williams				X		X

Number of Meetings in 2005	11		7	0		5	3	6

*	Committee Chairman

The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

•	Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firms report directly to the Committee. The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Committee has available from the Company such funding as the Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged by the Committee, and for the Committee’s ordinary administrative expenses. The Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Committee, please refer to the Report of the Audit Committee beginning on page 43.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Audit Committee c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

•	Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee is directly responsible for reviewing and approving corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation (including that of the Chairman); evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and determining and approving the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance with the independent Directors. The Committee also evaluates and determines the compensation of the Company’s senior executives and oversees the compensation and benefit plans, policies and programs of the Company. The Committee also administers Aetna’s stock incentive plans and Aetna’s 2001 Annual Incentive Plan. The Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

Further, the Committee has the sole authority to select, retain and terminate any compensation consultant used to assist the Committee in the evaluation of Chief Executive Officer and senior executive compensation and has the sole authority to approve each consultant’s fees and other retention terms. The Committee conducts an annual evaluation of its performance. The Committee’s report on executive compensation begins on page 37.

•	Executive Committee. This Committee is authorized to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

•	Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing Aetna’s members with access to cost-effective quality health care. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and interpreting, as well as reviewing any proposed waiver of, Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. Further, the Committee has the sole authority to select, retain and terminate any search firm used to identify Director candidates and to approve the search firm’s fees and other retention terms.
Consideration of Director Nominees

•	Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Director Qualifications” and “Identifying and Evaluating Nominees for Directors.” Any shareholder nominations of candidates proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:
 Corporate Secretary
 Aetna Inc.
 151 Farmington Avenue, RE4K
 Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?” on page 7.

•	Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. In evaluating Director nominations, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

•	Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director. In recommending Director nominees to the Board, the Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Committee also reviews materials provided by professional search firms or other parties in connection with its consideration of nominees. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers whether to fill those vacancies and, if applicable, considers various potential Director candidates. These candidates are evaluated against the current Director criteria at regular or special meetings of the Committee, and may be considered at any point during the year. As described above, the Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Committee at a meeting of the Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Committee.

The Board and the Nominating Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the 2006 Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 12 Director nominees named in this Proxy Statement based on that recommendation.

Molly J. Coye, M.D. has not been elected previously to the Board by shareholders. In 2005, the Nominating Committee engaged and paid the fees of a professional search firm to assist the Committee in identifying and evaluating potential nominees. The Committee also considered potential nominees identified by incumbent Directors, including Dr. Rowe. Following the candidate identification and evaluation process, Dr. Rowe recommended Dr. Coye for consideration by the Committee. After meeting with two members of the Committee, the Committee considered and recommended Dr. Coye to the full Board, and the Board appointed Dr. Coye a Director of Aetna effective October 1, 2005.
Stock Ownership Guidelines for Directors
Under the Board’s Director Stock Ownership Guidelines, each nonmanagement Director is required to own, within five years of joining the Board, shares of Aetna Common Stock or stock units having a dollar value equal to $400,000. As of February 24, 2006, all of Aetna’s nonmanagement Directors held Common Stock and stock units in excess of these guidelines, except Dr. Coye, who joined the Board on October 1, 2005. The Code of Conduct prohibits Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of Aetna stock.

Stock Ownership Guidelines for Executive Officers
In furtherance of the Compensation Committee’s philosophy of the importance of using stock-based compensation to align the interests of executives with the interests of shareholders, the Chief Executive Officer and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunities and position within the Company and must be met on the later of June 30, 2007 or the third anniversary of the executive’s first grant of a long-term compensation award. Those ownership levels (which include shares owned and vested stock units but not vested stock options or stock appreciation rights) are as follows: Chief Executive Officer — 5 times base salary; other members of senior management — 3 times base salary; and other executives — 1/2 to 2 times base salary. As of February 24, 2006, Messrs. Williams, Bennett and Holt each held Common Stock and vested stock units in excess of these requirements. Dr. Rowe, when Chief Executive Officer, held Common Stock in excess of 5 times his base salary and continues to do so as Chairman of the Company. Mr. Callen, who joined the Company in 2004, does not currently meet these requirements and has until June 30, 2007 to do so. The Code of Conduct prohibits executive officers and other senior management employees from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of Aetna stock.

I.       Election of Directors
Aetna will nominate 12 individuals for election as Directors at the Annual Meeting (the “Nominees”). The terms of office for the Directors elected at this meeting will run until the next Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 12 Nominees for nomination by the full Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting. As previously disclosed, however, Dr. Rowe has announced that he will retire from Aetna and the Board by the end of 2006.
All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation, publicly traded company directorships and certain other directorships of each as of March 1, 2006, and a brief description of the business experience of each for at least the last five years.
The 12 individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described on page 7 under “WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?”) receiving the greatest number of votes cast at the Annual Meeting will be elected Directors. However, as described in more detail on page 9 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any nominee for Director in an uncontested election who receives more “withhold” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee and the Board are then required to act on the resignation, in each case within a reasonable period of time.
The Board recommends a vote FOR each of the 12 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 12 Nominees.
Nominees for Directorships

Director of Aetna or its predecessors since 1994	Betsy Z. Cohen, age 64, is Chairman and Chief Executive Officer and a trustee of RAIT Investment Trust (real estate investment trust), a position she assumed in August 1997. Since September 2000, she also has served as Chief Executive Officer of The Bancorp, Inc. (holding company) and its subsidiary, The Bancorp Bank (Internet banking and financial services), and served as Chairman of The Bancorp Bank from November 2003 to February 2004. From 1999 to 2000, Mrs. Cohen also served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984.

Director since 2005	Molly J. Coye, M.D., age 58, is the Chief Executive Officer of the Health Technology Center (non-profit education and research organization), which she founded in December 2000. Prior to assuming her current position, Dr. Coye served as Senior Vice President of the West Coast Office of The Lewin Group (consulting) from 1997 to December 2000. Before that, she served in both the public and private sectors: Executive Vice President, Strategic Development, of HealthDesk Corporation from 1996 to 1997; Senior Vice President, Clinical Operations, Good Samaritan Health Hospital from 1993 to 1996; Director of the California Department of Health Services from 1991 to 1993; Head of the Division of Public Health, Department of Health Policy and Management, Johns Hopkins School of Hygiene and Public Health from 1990 to 1991; Commissioner of Health of the New Jersey State Department of Health from 1986 to 1989; Special Advisor for Health and the Environment, State of New Jersey Office of the Governor from 1985 to 1986; and National Institute for Occupational Safety and Health Medical Investigative Officer from 1980 to 1985. Dr. Coye is a member of the Board of Trustees of the American Hospital Association, and a member of the Institute of Medicine, where she co-authored the reports To Err Is Human and Crossing the Quality Chasm. She also is a Trustee of the Program for Appropriate Technology in Health.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993	Barbara Hackman Franklin, age 66, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and management consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Prior to that appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. During that time, Ms. Franklin also served as a public member of the Board of the American Institute of Certified Public Accountants and of the Auditing Standards Board. She has received the John J. McCloy Award for contributions to audit excellence, the Director of the Year Award from the National Association of Corporate Directors, and Outstanding Director Award from Board Alert. Ms. Franklin was a Senior Fellow of The Wharton School of Business from 1979 to 1988, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission from 1973 to 1979, and a Staff Assistant to the President of the United States from 1971 to 1973. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products), GenVec, Inc. (biotechnology), MedImmune, Inc. (biotechnology) and Washington Mutual Investors Fund, Inc. She is chairman of the Economic Club of New York, a member of the Public Company Accounting Oversight Board Advisory Council, vice chair of the US-China Business Council and a director of the National Association of Corporate Directors. Ms. Franklin is a regular commentator on the PBS Nightly Business Report.

Director of Aetna or its predecessors since 2000	Jeffrey E. Garten, age 59, became the Juan Trippe Professor in the Practice of International Trade, Finance and Business at Yale University on July 1, 2005, having served as the Dean of the Yale School of Management since 1995. He also is Chairman of Garten Rothkopf (global consulting firm), a position he assumed in October 2005. Mr. Garten held senior posts on the White House staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of CarMax, Inc. (automotive retailer) and also is a director of 33 Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten is a director of The Conference Board and the International Rescue Committee. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1994	Earl G. Graves, age 71, is Chairman of Earl G. Graves, Ltd. (a multifaceted communications company), having served as Chairman and Chief Executive Officer since 1972. He also is the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves has been a Managing Director of Black Enterprise/ Greenwich Street Corporate Growth Partners, L.P. He is a director of AMR Corporation and its subsidiary, American Airlines, Inc., and is a member of the Supervisory Board of DaimlerChrysler AG (transportation products, financial and other services). Mr. Graves is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1993	Gerald Greenwald, age 70, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and United Airlines (UAL), its principal subsidiary, having served in those positions since July 1994. Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer) from 1979 to 1990, serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a director of Sentigen Holding Corp. (provides goods and services in the domestic biotechnology and pharmaceutical industries). He also is a trustee of the Aspen Institute.

Director of Aetna or its predecessors since 1995	Ellen M. Hancock, age 63, is President and Chief Operating Officer and a director of Acquicor Technology Inc. (a company formed for the purpose of acquiring businesses in the technology, multimedia and networking sectors). Mrs. Hancock previously served as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). She joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products) and Electronic Data Systems Corporation (information technology services). She also currently is a director of Watchguard Technologies, Inc. (Internet security solutions) but will be leaving the Watchguard Board at the completion of her current term in May 2006.

Director of Aetna or its predecessors since 1992	Michael H. Jordan, age 69, became Chairman and Chief Executive Officer of Electronic Data Systems Corporation (information technology services) on March 20, 2003. He also serves as Chairman of the Board of eOriginal, Inc. (electronic document services). From 2002 to 2003, Mr. Jordan served as a General Partner of Global Asset Capital, LLC (private equity investment firm) and from September 1999 to May 2001, he served as Chairman of Luminant Worldwide Corporation (Internet and electronic commerce services). Mr. Jordan retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. He was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm) from 1992 to 1993. Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974.

Director since 2003	Edward J. Ludwig, age 54, is Chairman of the Board, President and Chief Executive Officer of Becton, Dickinson and Company (global medical technology company). He was elected Chairman of the Board effective February 2002, Chief Executive Officer in January 2000 and President in May 1999. Since joining Becton, Dickinson and Company as a Senior Financial Analyst in 1979, Mr. Ludwig has served in positions of increasing responsibility in the areas of financial management, strategic planning and operations. His previous positions have included Vice President, Planning and Development from 1987 to 1989; President, Becton Dickinson Diagnostic Instrument Systems Division from 1988 to 1994; Vice President, Finance and Controller from 1994 to 1995; Senior Vice President and Chief Financial Officer from 1995 to June 1998; and Executive Vice President from July 1998 to May 1999 when he was elected President. Mr. Ludwig serves as a Johns Hopkins University trustee and chairs the Advisory Board for the Johns Hopkins Bloomberg School of Public Health. He also is a member of the Board of Directors of the U.S. Fund for UNICEF. Additionally, Mr. Ludwig is Chairman-elect of the Advanced Medical Technology Association (AdvaMed), and chairs the AdvaMed Board’s Committee on Technology and Regulation. Mr. Ludwig also is Chairman of the HealthCare Institute of New Jersey, and is a trustee of the Hackensack University Medical Center and the College of the Holy Cross.

Director since 2001	Joseph P. Newhouse, age 64, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Medicare Payment Advisory Commission, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment and Pricing the Priceless: A Health Care Conundrum. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 2000	John W. Rowe, M.D., age 61, is Chairman of Aetna and will retire no later than December 31, 2006. He was appointed Chairman of Aetna on April 1, 2001 and was appointed President and Chief Executive Officer of Aetna on September 15, 2000. He served as Chief Executive Officer of Aetna until February 14, 2006 and as President until May 27, 2002. Before joining Aetna, Dr. Rowe served as President and Chief Executive Officer of Mount Sinai NYU Health (1998-2000), one of the nation’s largest academic health care organizations. Prior to the Mount Sinai NYU Health merger, Dr. Rowe was President of The Mount Sinai Hospital and the Mount Sinai School of Medicine (1988-1998). Before joining Mount Sinai, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School, and Chief of Gerontology at Boston’s Beth Israel Hospital. He has authored over 200 scientific publications, mostly on the physiology of the aging process. Dr. Rowe was Director of the MacArthur Foundation Research Network on Successful Aging and is co-author, with Robert Kahn, Ph.D., of Successful Aging. He is a member of the Institute of Medicine of the National Academy of Sciences and the American Academy of Arts and Sciences and is Chairman of the Board of Trustees of the University of Connecticut.

Director since 2002	Ronald A. Williams, age 56, became Chief Executive Officer of Aetna on February 14, 2006 and President of Aetna on May 27, 2002. He served as Executive Vice President and Chief of Health Operations of the Company from March 15, 2001 until his appointment as President. Prior to joining Aetna, Mr. Williams held various executive positions from 1987 to 2001 at WellPoint Health Networks Inc. and its Blue Cross of California subsidiary. From October 1995 to March 1999, he served as Executive Vice President of the Blue Cross of California Businesses of WellPoint and as President of its Blue Cross of California subsidiary and from April 1999 to March 2001, he served as Executive Vice President, Large Group Businesses, of WellPoint and as Group President of WellPoint’s Large Group Division. Mr. Williams is a director of Lucent Technologies Inc. (networks for communications service providers) and is a trustee of The Conference Board. He also serves on the Dean’s Advisory Council and the Corporate Visiting Committee at the Massachusetts Institute of Technology and is a member of MIT’s Alfred P. Sloan Management Society.
Nonmanagement Director Compensation in 2005
The Nominating Committee reviews compensation for nonmanagement Directors annually. The Nominating Committee’s goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors’ contributions, while offering stock-based compensation alternatives that strengthen the Directors’ mutuality of interests with other shareholders. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. The following table sets forth the cash and stock-based compensation Aetna paid to each Director who was a nonmanagement Director of Aetna in 2005.

	Cash			Deferred	Restricted
	Compensation(1)			Stock Units	Stock Units

	Annual			Number of	Number
	Retainer	Meeting		Units	of Units
Name	Fees(2)	Fees(3)	Total	Granted(4)	Granted(5)

Betsy Z. Cohen	$37,000	$25,000	$62,000	1,400	1,560
Molly J. Coye, M.D.	7,250	1,000	8,250	6,000	0
Barbara Hackman Franklin	42,667	23,000	65,667	1,400	1,560
Jeffrey E. Garten	37,000	22,000	59,000	1,400	1,560
Earl G. Graves	41,000	25,000	66,000	1,400	1,560
Gerald Greenwald	40,000	27,000	67,000	1,400	1,560
Ellen M. Hancock	33,000	29,000	62,000	1,400	1,560
Michael H. Jordan	40,000	20,000	60,000	1,400	1,560
Edward J. Ludwig	43,001	26,000	69,001	1,400	1,560
Joseph P. Newhouse	41,667	26,000	67,667	1,400	1,560

(1)	The amounts shown in the Cash Compensation columns include cash compensation that was deferred by Directors during 2005 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan”). Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, meeting fees and dividend equivalents paid on stock units to an unfunded stock unit account or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.6% per year for the period January to June 2006). Under the Director Plan, Directors within four years of retirement are allowed to make an annual election to diversify up to 100% of their voluntarily deferred stock unit account (annual cash retainer and meeting fees) out of stock units and into an interest account. During 2005, one Director made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

(2)	Aetna currently pays a retainer fee of $25,000 a year to nonmanagement Directors for Board membership. Aetna also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of the Chairs of the Investment and Finance Committee and the Medical Affairs Committee, $15,000 in the case of the Chair of the Audit Committee, and $10,000 in the case of the Chairs of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee).

(3)	Aetna currently pays $1,000 to nonmanagement Directors for attendance at each Board or Committee meeting.

(4)	Pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, receive a one-time grant of deferred stock units convertible upon retirement from Board service into 6,000 shares of Common Stock (“Initial Units”). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonmanagement Director then in office is granted deferred stock units convertible upon retirement from Board service into shares of Common Stock (“Annual Units”). On April 29, 2005, each nonmanagement Director then in office was granted 1,400 Annual Units. Generally, to become fully vested in these units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director’s right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents on the deferred stock units, they have no voting rights with respect to the units granted. The deferred stock units granted are not transferable.

(5)	In furtherance of the goal of increasing over time the proportional share of stock-based compensation that the Directors will receive, nonmanagement Directors were granted restricted stock units under the Director Plan during 2005. On February 11, 2005, each nonmanagement Director then in office was granted 1,560 restricted stock units. The restricted stock units vest in three equal annual installments beginning February 11, 2006 and are payable at vesting in shares of Common Stock. The restricted stock units granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or his or her acceptance of a position in government service. All restricted stock units granted to nonmanagement Directors also will vest immediately upon a change-in-control of Aetna (as defined in the Director Plan).

Nonmanagement Director Compensation in 2006
On December 2, 2005 the Board voted to approve the Director compensation package that will apply for nonmanagement Directors for 2006. The Board set the total value of target compensation at approximately $220,000, which is approximately equal to the average compensation for Aetna’s nonmanagement Directors for 2005, consisting of stock-based compensation, cash and benefits. Cash retainer and per meeting fees for Board and Committee service will remain at 2005 levels, although the retainer for service as Chair of both the Compensation Committee and the Nominating Committee was raised to $10,000. Total compensation for a nonmanagement Director may be higher or lower than the target level depending on the number of meetings held, the Committees on which the Director serves, the Director’s service as a Committee Chairman and the performance of Aetna’s stock.
Of total target compensation for 2006, approximately 59% will consist of stock-based compensation (restricted and deferred stock units), approximately 28% will consist of Board and Committee cash retainers and per meeting fees, approximately 11% will consist of benefits, primarily the estimated theoretical value of the Director Charitable Award Program described below under “Other Information Regarding Directors,” and approximately 2% will consist of deferred compensation.
The increase in Committee Chair retainer fees is designed to help Aetna continue to attract and retain highly qualified individuals to serve on the Board and to compensate them for the time commitments associated with their Board service. The level of target nonmanagement Director compensation for 2006 is approximately equal to the median nonmanagement Director compensation at a relevant comparative group of public companies based on benchmarking studies prepared for the Nominating Committee. Aetna’s annual cash retainer for Board service has been largely unchanged since 1990.
Additionally, the Board decided to set the size of the 2006 annual equity grants (both restricted and deferred stock units) to Directors using dollar-based values, totaling approximately $50,000 for each type of unit. Previously, deferred stock unit grants were set based on a fixed number of units. This change in stock unit grant calculation was made to better align the stock-based portion of nonmanagement Director compensation with the approach employed for management and to ensure greater predictability in determining the overall value of the nonmanagement Directors’ stock-based compensation.
On February 10, 2006, Aetna granted each nonmanagement Director then in office 1,004 restricted stock units. The restricted stock units will vest in three equal annual installments beginning February 10, 2007, and will be payable at vesting in shares of Common Stock. The restricted stock units granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or his or her acceptance of a position in government service. All restricted stock units granted to nonmanagement Directors also will vest immediately upon a change-in-control of Aetna (as defined in the Director Plan).
Other Information Regarding Directors
As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors in the increasingly competitive environment for talent, Aetna maintains the 1999 Director Charitable Award Program. Only nonmanagement Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Each of the Directors other than Dr. Coye, Mr. Ludwig and Dr. Newhouse is fully vested in the program. Dr. Coye, Mr. Ludwig and Dr. Newhouse and each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Dr. Newhouse will vest in the program in September of 2006, Mr. Ludwig will vest in the program in July of 2008, and Dr. Coye will vest in the program in October of 2010. Under the program, Aetna intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director’s retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately makes are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to Aetna.
Aetna provides $150,000 of group life insurance for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents is available to Directors at a cost similar to that charged to Company employees and may be continued into retirement by eligible Directors. Aetna also reimburses nonmanagement Directors for the out-of-pocket expenses they incur that are attendant to Board membership, including travel expenses incurred in connection with attending Board, Committee and shareholder meetings and for other Company-business related expenses (including the travel expenses of spouses if they are specifically invited to attend the event). From time to time, Aetna may also transport Directors to and from Board meetings on Aetna aircraft.

Certain Transactions and Relationships
Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in Aetna Common Stock with the SEC and the NYSE. Based on our records and other information, we believe that during our fiscal year ended December 31, 2005, our Directors and executive officers timely met all applicable SEC filing requirements, except that one Form 4 filed on behalf of Dr. William C. Popik was amended after the filing date to correct the reported number of options granted.
Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers
The following table presents, as of December 31, 2005, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent

FMR Corp. and Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	48,065,840 shares(1)	8.48%

Legg Mason Capital Management, Inc. 100 Light Street Baltimore, Maryland 21202	34,600,606 shares(2)	6.10%

State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, Massachusetts 02110	33,964,322 shares(3)	5.99%

(1)	Of the reported shares of Common Stock, FMR Corp. (“FMR”) and Mr. Johnson report that they have sole voting power with respect to 6,128,000 shares, shared voting power with respect to no shares and sole dispositive power with respect to 48,065,840 shares. Also reported as beneficially owned by the following subsidiaries of FMR, each with an address at 82 Devonshire Street, Boston, Massachusetts 02109: (a) Fidelity Management & Research Company (“Fidelity”), which is the beneficial owner of 42,461,380 shares of Common Stock as a result of acting as investment adviser to various investment companies; (b) Fidelity Management Trust Company (“FMT”), which is the beneficial owner of 3,007,758 shares of Common Stock as a result of serving as investment manager of certain institutional accounts; and (c) Strategic Advisers, Inc., which is the beneficial owner of 1,302 shares of Common Stock as a result of serving as an investment adviser to certain individuals. Members of the Edward C. Johnson 3d family own stock of FMR representing approximately 49% of the voting power of FMR, and are parties to a voting agreement with other holders of FMR stock. Mr. Johnson is Chairman of FMR. Neither FMR nor Mr. Johnson has sole voting power with respect to the shares of Common Stock owned by the Fidelity funds, which power resides with the funds’ respective Boards of Trustees. Each of FMR, Mr. Johnson and the Fidelity funds has sole dispositive power with respect to the 42,461,380 shares of Common Stock owned by the Fidelity funds. Each of FMR and Mr. Johnson has sole dispositive power with respect to 3,007,758 shares, sole voting power with respect to 2,603,358 shares and no voting power with respect to 404,400 shares of Common Stock owned by the FMT managed institutional accounts. Also reported as beneficially owned by Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda and various foreign based subsidiaries of FIL. FIL is the beneficial owner of 2,595,400 shares of Common Stock as a result of providing investment advisory and management services to certain non-U.S. investment companies and certain institutional investors. Mr. Johnson is Chairman of FIL, and a partnership controlled predominantly by members of Mr. Johnson’s family, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes that may be cast by all holders of FIL voting stock.

(2)	Also reported as beneficially owned by the following affiliates of Legg Mason Capital Management, Inc.: Legg Mason Funds Management, Inc. and Legg Mason Focus Capital, Inc., each with an address at 100 Light Street, Baltimore, Maryland 21202 (collectively, “Legg Mason”). Of the reported shares of Common Stock, Legg Mason reports that it shares voting and dispositive power with respect to 34,600,606 shares.

(3)	Of the reported shares of Common Stock, State Street Bank and Trust Company, Trustee, reports that it has sole voting power with respect to 19,510,912 shares, shares voting power with respect to 14,453,410 shares and shares dispositive power with respect to 33,964,322 shares. Of the reported shares of Common Stock, 14,453,410 shares are held by State Street in its capacity as the trustee of Aetna’s 401(k) Plan.

Beneficial Ownership Table
The following table presents, as of February 24, 2006, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director, each Nominee, each executive officer named in the Summary Compensation Table on page 29, and Aetna’s Directors and executive officers as a group. The information set forth in the table below and in the related footnotes has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership

				Common
Name of Beneficial	Common			Stock
Owner and Position	Stock		Percent	Equivalents(1)		Total

Betsy Z. Cohen (current Director and Nominee)	71,484	(2)	*	54,450		125,934
Molly J. Coye, M.D. (current Director and Nominee)	0		*	7,305		7,305
Barbara Hackman Franklin (current Director and Nominee)	25,286	(3)	*	39,380		64,666
Jeffrey E. Garten (current Director and Nominee)	35,452	(4)	*	24,420		59,872
Earl G. Graves (current Director and Nominee)	57,200	(2)	*	56,491		113,691
Gerald Greenwald (current Director and Nominee)	38,652	(4)(5)	*	48,151		86,803
Ellen M. Hancock (current Director and Nominee)	39,290	(6)(7)	*	91,385		130,675
Michael H. Jordan (current Director and Nominee)	67,200	(2)	*	52,924		120,124
Edward J. Ludwig (current Director and Nominee)	22,000	(7)(8)	*	17,180		39,180
Joseph P. Newhouse (current Director and Nominee)	37,068	(7)(9)	*	27,786		64,854
John W. Rowe, M.D. (Chairman, current Director and Nominee)	6,338,393	(10)	*	205,537	(16)	6,543,930
Ronald A. Williams (Chief Executive Officer and President, current Director and Nominee)	5,622,308	(11)	*	456,371	(16)	6,078,679
Alan M. Bennett (named executive)	418,009	(12)	*	0		418,009
Craig R. Callen (named executive)	309,136	(13)	*	0		309,136
Timothy A. Holt (named executive)	831,827	(14)	*	0		831,827
Directors and executive officers as a group (19 persons)	14,449,852	(15)	2.49%	1,081,380		15,531,232

*	Less than 1%
Unless noted in the footnotes below, each person currently has sole voting and investment powers over the shares set forth in the Beneficial Ownership Table.
Notes to Beneficial Ownership Table

(1)	Except as set forth in Note 16, represents stock units issued under the Director Plan and plans of Aetna’s predecessors. Certain of the stock units are not fully vested — see description of the Director Plan on page 23. Stock units track the value of Aetna Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes 1,004 restricted stock units granted to each nonmanagement Director on February 10, 2006 under the Director Plan which are payable in shares of Aetna Common Stock in three equal annual installments beginning February 10, 2007.

(2)	Includes 55,200 shares that the Director has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(3)	Includes 6,400 shares that Ms. Franklin has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(4)	Includes 34,132 shares that the Director has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(5)	Includes 4,000 shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

(6)	Includes 31,290 shares that Mrs. Hancock has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(7)	Includes 8,000, 8,000, and 2,000 shares held jointly with Mrs. Hancock’s, Mr. Ludwig’s and Dr. Newhouse’s respective spouses, as to which the Director shares voting and investment powers.

(8)	Includes 14,000 shares that Mr. Ludwig has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(9)	Includes 35,068 shares that Dr. Newhouse has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(10)	Includes 2,703,968 shares that Dr. Rowe has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options and 3,589,844 shares that two Grantor Retained Annuity Trusts (“GRATs”) have the right to acquire currently upon the exercise of stock options. Dr. Rowe’s spouse is the sole trustee of the GRATs. Also includes 40,000 shares held by Dr. Rowe; 4,000 shares held jointly with his spouse as to which Dr. Rowe shares voting and investment powers; and 581 shares held under the 401(k) Plan as to which Dr. Rowe shares voting and investment powers.

(11)	Includes 5,428,140 shares that Mr. Williams has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options. Also includes 64,168 shares held by Mr. Williams; 120,000 shares in a family trust of which Mr. Williams and his spouse are the sole trustees and beneficiaries; and 10,000 shares held in a Guaranteed Retained Annuity Trust of which Mr. Williams is the sole trustee.

(12)	Includes 355,368 shares that Mr. Bennett has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options; 51,968 shares held by Mr. Bennett; and 10,673 shares held under the 401(k) Plan as to which Mr. Bennett shares voting and investment powers.

(13)	Includes 305,136 shares that Mr. Callen has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options and 4,000 shares held by Mr. Callen.

(14)	Includes 734,092 shares that Mr. Holt has the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options; 91,392 shares held by Mr. Holt; and 6,343 shares held under the 401(k) Plan as to which Mr. Holt shares voting and investment powers.

(15)	Directors and executive officers as a group have sole voting and investment powers over 397,231 shares and share voting and investment powers with respect to 165,175 shares (including 23,175 shares held under the 401(k) Plan and beneficially owned by executive officers). Also includes 13,882,610 shares that Directors and executive officers have the right to acquire currently or within 60 days of February 24, 2006 upon the exercise of stock options.

(16)	Fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

Executive Compensation
Summary Compensation Table
The following table sets forth for 2005 the compensation of the then Chairman and Chief Executive Officer and each of Aetna’s four other most highly compensated executive officers in 2005 (collectively, the “Named Executive Officers”).

					Long-Term Compensation

					Awards	Payouts

					Securities
		Annual Compensation			Underlying	Long-Term
Name and Principal				Other Annual	Stock	Incentive	All Other
Position in 2005	Year	Salary(3)	Bonus(3)	Compensation(4)	Options(5)	Plan(3)(6)	Compensation(7)

John W. Rowe, M.D.	2005	$1,100,000	$2,000,000	$202,787	911,904	$4,522,950	$79,800
Chairman and	2004	1,133,749	2,500,000	231,416	1,000,000	0	145,650
Chief Executive Officer(1)	2003	1,042,146	2,200,000	210,312	1,400,000	7,000,000	185,765

Ronald A. Williams	2005	$1,000,000	$1,700,000	$29,972	744,412	$4,126,200	$6,300
President(1)	2004	1,028,982	2,000,000	60,567	900,000	0	57,900
	2003	914,943	1,800,000	6,353	1,080,00	6,300,000	79,195

Alan M. Bennett	2005	$550,000	$540,000	$2,940	186,104	$952,200	$5,731
Senior Vice President	2004	474,113	550,000	1,519	200,000	0	15,900
and Chief Financial Officer	2003	439,464	400,000	3,500	280,000	1,715,000	32,684

Craig R. Callen	2005	$588,846	$550,000	$34,321	195,408	$1,110,900	$0
Senior Vice President,	2004	346,806	620,000	19,343	280,000	0	50,000
Strategic Planning and Business Development(2)

Timothy A. Holt	2005	$448,846	$480,000	$292	162,840	$952,200	$6,300
Senior Vice President,	2004	448,346	520,000	275	180,000	0	20,550
Chief Investment Officer	2003	425,287	480,000	3,775	240,000	1,820,000	38,259
and Chief Enterprise Risk Officer

(1)	Dr. Rowe became executive Chairman, and Mr. Williams succeeded Dr. Rowe as Chief Executive Officer, effective February 14, 2006. For all periods presented, Dr. Rowe served as Chairman and Chief Executive Officer, and Mr. Williams served as President.
(2)	Mr. Callen was not an executive officer of Aetna at any time in 2003.
(3)	The Salary, Bonus and Long-Term Compensation Payouts columns in the Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during the years presented. Depending on the type of compensation being deferred, deferred amounts may be credited to the 401(k) Plan, Aetna’s Supplemental 401(k) Plan, an unfunded stock unit account and/or an unfunded interest account until a date or dates selected by the Named Executive Officer. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.6% per year for the period January to June 2006). In 2005, Dr. Rowe and Mr. Williams earned $4,109 and $9,123, respectively, in dividend equivalents on their deferred stock unit accounts, and Dr. Rowe and Messrs. Williams and Bennett accrued $8,660, $101,826 and $9,473, respectively, in interest on their interest accounts. At December 31, 2005, Mr. Bennett did not have a deferred stock unit account, and neither Mr. Callen nor Mr. Holt had a deferral account.

(4)	Other Annual Compensation consists of the following:

		Personal	Personal				Reimburse-	Company
		Use of	Use of				ment for	Paid	Total Other
		Corporate	Corporate	Financial	Professional	Club	Income	Personal	Annual
		Aircraft	Vehicles	Planning	Dues	Dues	Taxes	Expense	Compensation

Dr. Rowe	2005	$189,453	$6,671		$3,255	$3,408	$0		$202,787
	2004	206,322	6,935		15,276	2,883	0		231,416
	2003	198,015	5,870		3,326	2,831	270		210,312
Mr. Williams	2005	$24,973	$4,999	$0			$0		$29,972
	2004	57,472	3,095	0			0		60,567
	2003	2,094	524	3,500			235		6,353
Mr. Bennett	2005	$1,991		$0	$545			$404	$2,940
	2004	554		0	965				1,519
	2003			3,500					3,500
Mr. Callen	2005	$33,469	$852						$34,321
	2004	18,660	683						19,343
Mr. Holt	2005		$17	$0	$275				$292
	2004			0	275				275
	2003			3,500	275				3,775

(5)	Represents stock options granted under the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”). The “Stock Option Grants Table” on page 31 provides additional detail as to how these options were valued.
(6)	Represents the value of previously awarded performance units for the performance period 2004-2005 that vested and were paid out in cash upon attainment of specified performance criteria. For performance year 2003, the amount of the award, after payment of taxes, in excess of 60,000 shares (80,000 shares in the case of Dr. Rowe) was paid in cash.
(7)	All Other Compensation consists of the following:

		Life Insurance	Matching	Performance
		Premiums on	Contributions	Based
		Policies Owned	by Aetna	Contribution
		by Named	under	under	Relocation	Total All Other
		Executive	401(k) Plan	401(k) Plan	Expenses	Compensation

Dr. Rowe	2005	$73,500	$6,300	$0		$79,800
	2004	73,500	72,150	0		145,650
	2003	73,500	106,265	6,000		185,765
Mr. Williams	2005		$6,300	$0	$0	$6,300
	2004		57,900	0	0	57,900
	2003		72,448	6,000	747	79,195
Mr. Bennett	2005		$5,731	$0		$5,731
	2004		15,900	0		15,900
	2003		26,684	6,000		32,684
Mr. Callen	2005				$0	$0
	2004				50,000	50,000
Mr. Holt	2005		$6,300	$0		$6,300
	2004		20,550	0		20,550
	2003		32,259	6,000		38,259

The 401(k) Plan is qualified under the Code. For 2005, Aetna matched 50% of the amount deferred by employees under the 401(k) Plan up to 6% of eligible pay. In addition, for performance years 2003 and 2004, employees were eligible to receive an additional performance-based 401(k) Plan contribution of up to 3% of eligible pay, not to exceed $6,000. For performance year 2004, the Company did not satisfy the performance criteria, and the performance-based contributions feature was eliminated in 2005. Performance-based contributions vest after the employee attains three years of service. Aetna has established the Supplemental 401(k) Plan to provide the deferral that would have been credited to the 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act of 1971 and the Code. The Company provided limited matching contributions to the Supplemental 401(k) Plan in 2004 and ceased providing matching contributions to the Supplemental 401(k) Plan in 2005.

Company employees, including the persons named in the Summary Compensation Table on page 29, may elect to participate in Aetna’s Employee Stock Purchase Plan (the “ESPP”). Under the ESPP, which is a shareholder-approved, tax qualified stock purchase plan, eligible employees purchase Common Stock at a discount. In 2005, the purchase price was 90% of the lower of the fair market value of the Common Stock on the first or last day of a six-month offering period. For 2006, the purchase price is 95% of the fair market value of the Common Stock on the last day of the six-month offering period. The maximum value of shares that may be purchased in a calendar year is $25,000. Mr. Williams has participated in the ESPP since January 2003.
Stock Option Grants Table
The following table sets forth information concerning stock options granted by Aetna during 2005 to the persons listed in the Summary Compensation Table on page 29. The hypothetical grant date present values of stock options granted in 2005 shown below are presented pursuant to current SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

Individual Grants(1)

			Percent of
	Number of		Total Stock
	Securities		Options
	Underlying		Granted to	Exercise		Grant Date
	Stock Options		Employees in	Price Per	Expiration	Present
Name	Granted		2005	Share	Date	Value

John W. Rowe, M.D.	911,904	(2)	10.29%	$33.375	02/11/15	$9,804,006	(3)
Ronald A. Williams	744,412	(2)	8.40%	33.375	02/11/15	8,003,276	(3)
Alan M. Bennett	186,104	(2)	2.10%	33.375	02/11/15	2,000,829	(3)
Craig R. Callen	195,408	(2)	2.21%	33.375	02/11/15	2,100,858	(3)
Timothy A. Holt	162,840	(2)	1.84%	33.375	02/11/15	1,750,715	(3)

(1)	All options were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of Aetna Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until November 30, 2010.
(2)	Date of grant was February 11, 2005; initial exercise date was June 30, 2005; options vest in equal installments on June 30, 2005, February 11, 2007 and February 11, 2008.
(3)	The assumptions made and factors used by Aetna in the modified Black-Scholes Model calculation for the options granted February 11, 2005 were as follows: (i) a volatility factor of 31.3%, representing the Aetna and competitor market basket volatility value using a five-year historical daily volatility as of the date of the option grant; (ii) a risk-free rate of return of 3.7%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a 4.5-year option term, representing the historical average life of the options granted. No further discount of the option value calculated was taken to give effect to the risk of forfeiture or the fact that the options are not freely transferable.
There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by Aetna as to the future value of its Common Stock.

Stock Option Exercises and December 31, 2005 Stock Option Value Table
The following table sets forth information concerning stock options exercised during 2005 by the persons listed in the Summary Compensation Table on page 29 and the number and value of specified options held by those persons at December 31, 2005. The values of unexercised in-the-money stock options at December 31, 2005 shown below are presented pursuant to current SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

			Number of Securities		Value of
	Shares	Value	Underlying Unexercised		Unexercised
	Acquired	Realized on	Options at		In-the-Money Options at
	on	Exercise in	December 31, 2005		December 31, 2005(1)
Name	Exercise	2005	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

John W. Rowe, M.D.	900,000	$27,367,351	6,727,144	1,074,604	$240,006,692	$25,497,074
Ronald A. Williams	800,000	24,000,632	5,068,140	856,272	174,451,569	20,045,228
Alan M. Bennett	269,108	7,539,678	448,704	217,400	13,258,772	5,133,541
Craig R. Callen	0	0	345,136	130,272	8,008,474	1,795,148
Timothy A. Holt	451,556	13,922,530	904,092	188,560	30,864,852	4,430,757

(1)	Based on the December 31, 2005 closing stock price of $47.16.
(2)	Represents stock options that are not vested.
Long-Term Incentive Plan Awards Table
The following table sets forth information concerning long-term incentive awards granted by Aetna during 2005 under the 2000 Stock Plan to the persons listed in the Summary Compensation Table on page 29.

		Performance
		or Other	Estimated Future Payouts
	Number of	Period Until	(in Cash) Under
	Units Granted	Maturation	Non-Stock Price-Based Plans
Name	in 2005(1)	or Payout	Threshold	Target	Maximum

John W. Rowe, M.D.	42,000	2005-2006	$727,650	$4,200,000	$10,920,000
Ronald A. Williams	34,000	2005-2006	589,050	3,400,000	8,840,000
Alan M. Bennett	8,600	2005-2006	148,995	860,000	2,236,000
Craig R. Callen	9,000	2005-2006	155,925	900,000	2,340,000
Timothy A. Holt	7,450	2005-2006	129,071	745,000	1,937,000

(1)	Each unit represents the right to receive $100 in cash. The units will vest if the Company meets specified performance objectives set for the two-year performance period 2005-2006. If the performance objectives for the performance period are not met, then the units will not vest. The performance goals for 2005-2006 are based on Company performance against two internal measures (growth in earnings per share and return on capital) and an external measure (total shareholder return relative to competitors).
2006 Stock Appreciation Right and Restricted Stock Unit Grants
On February 10, 2006, Aetna granted Dr. Rowe 1,000,000 stock appreciation rights (“SARs”), all of which will vest on February 10, 2007. On February 10, 2006, Aetna granted Messrs. Williams, Bennett, Callen and Holt 605,422, 127,140, 127,140 and 105,950 SARs, respectively; these SARs will vest in three substantially equal annual installments on February 10, 2007, February 10, 2008 and February 10, 2009. The strike price of all SARs granted on February 10, 2006 is $50.205, the closing price of Aetna Common Stock on February 10, 2006. When exercised, these SARs will be settled in stock.
Also on February 10, 2006, Aetna granted Messrs. Williams, Bennett, Callen and Holt 85,650, 17,928, 17,928 and 14,940 restricted stock units (“RSUs”), respectively. These RSUs will vest in a single installment on February 10, 2009. Each vested RSU represents one share of Aetna Common Stock and will be paid on the vesting date in shares of Common Stock net of applicable withholding taxes. These RSUs are not credited with dividend equivalents.
On February 14, 2006, Aetna granted Mr. Williams 150,000 RSUs. These RSUs will vest in three equal annual installments on February 14, 2007, February 14, 2008 and February 14, 2009. Each vested RSU represents one share of Aetna Common Stock and will be paid in shares of Common Stock net of applicable withholding taxes six months after Mr. Williams terminates his employment with Aetna. These RSUs will fully vest immediately if Mr. Williams’ employment is terminated by Aetna without cause, by Mr. Williams for “good reason” (as defined in his employment agreement) or as a result of Mr. Williams’ death or disability. These RSUs will be credited with dividend equivalents.
Pension Plan
Aetna provides for certain of its employees a noncontributory, defined benefit pension plan (the “Pension Plan”). Effective January 1, 1999, the Pension Plan was amended to convert the Plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year, a participant’s cash balance account is credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2005, the interest rate was 4.86%. For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option exercises.
Employees with pension benefits as of December 31, 1998, including Messrs. Bennett and Holt, are considered transition participants under the Pension Plan. Under the current plan design, transition participants continue to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 180 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value. If a participant terminates employment after December 31, 2006, the value of the cash balance account as of December 31, 2006 (with interest through the termination date) is compared to the lump sum value of the benefit under the final average pay formula (determined at termination of employment), and the greater of these two amounts is added to the cash balance benefit earned after December 31, 2006.
The following table sets forth the estimated annual pension benefit expressed as a single life annuity and payable at age 65 for the persons listed in the Summary Compensation Table on page 29:

Name	Estimated Normal Retirement Annual Benefit (1)

John W. Rowe, M.D.	$700,645
Ronald A. Williams	1,182,790
Alan M. Bennett	221,184
Craig R. Callen	43,895
Timothy A. Holt	564,369

(1)	Under his employment agreement, Dr. Rowe has vested to a minimum annual benefit expressed as a single life annuity (at age 62) of not less than $750,000 (offset by Company contributions to the 401(k) Plan and the Supplemental 401(k) Plan). These estimates assume each Named Executive Officer continues working for Aetna until age 65, the account balance receives annual interest credits of 4.68% for 2006 and 6.00% thereafter, pension eligible pay increases 4.00% per year, there are no future annual performance bonuses and the Social Security wage base increases 4.00% per year.

Actual benefits will vary. The estimated benefits do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or, in the case of estimated benefits, payment of lump sum benefits of up to 50% of the employee’s cash balance account at the election of the employee.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna has established a Supplemental Pension Plan to provide benefits (included in the amounts listed in the table above) that would exceed the Code limit. The Supplemental Pension Plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan. As of January 1, 2007, no new benefits will accrue under the Supplemental Pension Plan.
Equity Compensation Plans
The following table gives information about Aetna’s Common Stock that may be issued upon the exercise of options, warrants and rights or otherwise is issuable under all of the Company’s equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Number of
securities
remaining
available for
	Number of	Weighted-	future issuance
	securities to	average	under equity
	be issued upon	exercise	compensation
	exercise of	price of	plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants and	warrants	reflected in
Plan Category	rights	and rights	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	43,240,574	$14.155	57,083,552
Equity compensation plans not approved by security holders(2)	11,578,886	17.175	11,155,894

Total	54,819,460	N/A	68,239,446

(1)	Includes the 2000 Stock Plan and the ESPP.

(2)	Includes the Aetna Inc. 2002 Stock Incentive Plan and the Director Plan.

2002 Stock Incentive Plan
The Aetna Inc. 2002 Stock Incentive Plan (the “2002 Plan”) is designed to promote the interests of the Company and its shareholders and to further align the interests of shareholders and employees by tying awards to total return to shareholders, enabling plan participants to acquire additional equity interests in the Company and providing compensation opportunities dependent upon the Company’s performance. The 2002 Plan has not been submitted to shareholders for approval.
Under the 2002 Plan, eligible participants may be granted stock options to purchase shares of Common Stock, stock appreciation rights, time vesting and/or performance vesting Incentive Stock or Incentive Units and other stock-based awards. As of December 31, 2005, the maximum number of shares of Common Stock that may be issued under the 2002 Plan in the future is approximately 21.6 million shares, subject to adjustment for corporate transactions. If an award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance.

Director Plan
The Director Plan permits eligible Directors of the Company to receive shares of Common Stock as part of their compensation. As of December 31, 2005, the maximum number of shares of Common Stock that may be issued under the Director Plan in the future is approximately 1.1 million shares, subject to adjustment for corporate transactions. The Director Plan has not been submitted to shareholders for approval.
Other Agreements
Aetna administers a Job Elimination Benefits Plan under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue for part of the severance period.
Aetna has entered into an employment agreement with Dr. Rowe. Under the agreement, which was amended effective January 3, 2006 and is for a remaining term ending December 31, 2006, Dr. Rowe is entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of 150% of base salary and a maximum annual bonus opportunity of 300% of base salary. In addition to certain other benefits, Dr. Rowe will be entitled to a minimum annual pension of $750,000 (offset by Company contributions to the 401(k) Plan and the Supplemental 401(k) Plan) commencing at age 62 (which is fully vested) and will be credited with two years of service for each full year of service rendered for purposes of determining his eligibility for retiree medical benefits. If Aetna terminates Dr. Rowe’s employment other than for “cause” (as defined in the agreement), death or disability, or Dr. Rowe terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise. The Compensation Committee has set Dr. Rowe’s 2006 salary at $1,100,000, the same as for 2005 and 2004. Following his retirement, Dr. Rowe will be subject to a longer, three-year non-compete/non-solicitation period in consideration of Aetna’s payment of $150,000 on each of the first, second and third anniversaries of his retirement. The non-compete/non-solicitation period could be extended, at Aetna’s request, for up to two additional one-year periods in consideration of Aetna’s payment of an additional $150,000 per year. In addition, upon the termination of Dr. Rowe’s employment agreement, Aetna will enter into a consulting agreement with him. Under the terms of the consulting agreement, which has an initial term of three years and can be renewed annually upon mutual agreement, Dr. Rowe will provide consulting services to Aetna for no more than 25 full days of consulting services per calendar quarter and will be paid $4,000 per full day and $2,000 per half day for such services.
Aetna entered into an amended and restated employment agreement with Mr. Williams on December 5, 2003. Under the agreement, which was amended effective January 27, 2006 and is for a remaining term ending December 31, 2008, with one-year extensions running through 2013, Mr. Williams is entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of at least 150% of base salary and a maximum annual bonus opportunity of at least 300% of base salary. In addition to certain other benefits, Mr. Williams vested in a pension benefit in five equal annual installments beginning on April 2, 2001, and for calendar year 2005, Mr. Williams received, and for each of calendar years 2006 through 2010, Mr. Williams will receive, an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’ employment other than for “cause” (as defined in the agreement), death or disability, or Mr. Williams terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise. The Compensation Committee has set Mr. Williams’ 2006 salary at $1,100,000.
Aetna has entered into an employment agreement and a retention arrangement with Mr. Bennett. Under his employment agreement, if Aetna terminates Mr. Bennett’s employment other than for cause, Mr. Bennett will be entitled to 78 weeks of cash compensation (calculated as base salary and target annual bonus). If Aetna notifies Mr. Bennett at the end of any severance period that he is unable to sell the underlying stock in an open market transaction due to access to material nonpublic information pertaining to the Company, Mr. Bennett will have an additional 90 days to exercise his options from the date the Company notifies him he is no longer precluded from selling such shares (but in no event may the options be exercised beyond the original term of the option). Under his retention arrangement, Mr. Bennett’s base salary was increased to $550,000 effective January 1, 2005, and he will receive an additional two years of service credit under Aetna’s defined benefit pension plans if (i) he remains actively employed by Aetna (as defined in the arrangement) on November 23, 2007, (ii) he executes a release of employment claims in customary form and (iii) Aetna has not been required to prepare an accounting restatement for any period beginning October 1, 2001 through November 23, 2007. The Compensation Committee has set Mr. Bennett’s 2006 salary at $575,000.
Aetna has entered into an agreement with Mr. Callen. Under the agreement, Mr. Callen was hired with an annual salary of $575,000. The agreement provided for an initial grant of 240,000 stock options, which include a one year post-employment termination exercise period, a target annual bonus opportunity of 80% of base salary, 14,000 performance units and a payment of $50,000 to defray his expenses of establishing a residence in the Hartford, Connecticut area. If Aetna terminates Mr. Callen’s employment other than for “cause” (as defined in the agreement), he will be entitled to 52 weeks of base salary continuation. Mr. Callen also was granted an additional 40,000 stock options during 2004. The Compensation Committee has set Mr. Callen’s 2006 salary at $620,000.
Under his agreements with Aetna, if Aetna involuntarily terminates Mr. Holt’s employment, he is entitled to 52 weeks of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect) and able to elect into the Company’s retiree medical and/or dental plans on a one-time basis. The Compensation Committee has set Mr. Holt’s 2006 salary at $475,000.
Annual bonuses paid to the Named Executive Officers are paid under Aetna’s 2001 Annual Incentive Plan (the “Annual Incentive Plan”). On February 24, 2006, the Compensation Committee set the 2006 performance goals under the Annual Incentive Plan. The primary goal is based on corporate net income, and the secondary goal is based on corporate revenue. The maximum bonus that may be paid to any Named Executive Officer under the Annual Incentive Plan is $3 million. The Compensation Committee will determine individual bonus amounts in early 2007 based on a review of the Company’s performance against the specified targets and a review of individual performance. The Compensation Committee has discretion to pay less than the maximum bonus permitted by the Annual Incentive Plan.
The Board has approved provisions for certain benefits of Company employees upon a change-in-control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, all previously granted stock options that have not yet vested will become vested and immediately exercisable, and bonuses payable under the Annual Incentive Plan will become payable based on the target award for participants. Outstanding long-term incentive awards also vest and become payable at the greater of the level that would be paid based on actual performance as of the date of the change-in-control or target. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change-in-control.

Report of the Committee on Compensation and Organization
What are the objectives of Aetna’s compensation program?
Aetna’s compensation program for executive officers is designed to attract, motivate and retain highly qualified executives. The Committee believes that Aetna’s total compensation program must support Aetna’s strategy, be competitive, and provide both significant rewards for outstanding financial performance and clear financial consequences for underperformance. The Committee also believes that a significant portion of an executive’s compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based on individual and Aetna performance and further believes that it is important to link a significant portion of an executive officer’s compensation to the value of Aetna’s Common Stock to align the interests of executives with the long-term interests of Aetna’s other shareholders.
In its compensation decisions the Committee considered the fact that under the leadership of Dr. Rowe and Mr. Williams, Aetna completed a significant financial turnaround. Aetna had 16 consecutive quarters of positive earnings through December 31, 2005, and in 2005 once again achieved significant profitable growth in membership. From January 1, 2004 through December 31, 2005, Aetna’s market capitalization increased by $16.7 billion, and through December 31, 2005, it had increased by more than $23 billion since its low point in March 2001. During 2005, Aetna’s stock price increased by 51.3%, surpassing its major competitors and outperforming major market indices. These strong financial results for shareholders and Aetna’s re-emergence as a key competitor in the health care industry and national leader in consumer directed health care has been a key driver of the value of compensation for Aetna’s senior executives.
What are the elements of Aetna’s executive compensation program?
The compensation program for executive officers for 2005 consisted of the following elements:

•	base salary;

•	performance-based annual bonus; and

•	performance-based long-term incentive awards (stock options and performance cash units).
Executive officers also were eligible for other employee benefits. These are described in the Summary Compensation Table (see page 29) and elsewhere in this Proxy Statement.
For 2006, the Committee has modified the long-term incentive component of the compensation program to replace stock options and performance cash units with stock appreciation rights (70%) and restricted stock units (30%). The purpose of this change is to reduce shareholder dilution from equity awards and, given the financial success of Aetna, to aid in retention of senior executives. The decision to redesign the program took into account evolving practices at other major public corporations, as well as Aetna’s objective of enhancing the linkage between employee compensation and the creation of shareholder value. The Committee believes that the cash based performance units, which vested based on internal performance measures over a shorter time horizon, served Aetna well during its financial turn-around. However, now that Aetna is well beyond its turn-around and working to achieve profitable growth, the Committee believes that restricted stock units will provide a more direct and transparent link between executive compensation and the creation of shareholder value.
How are the total compensation amounts determined?
Aetna’s compensation program, in general, is designed to set total target compensation opportunity (salary, performance-based annual bonus and long-term incentive awards) at the median level of the total compensation paid to similarly positioned executives at companies in a comparison group selected for each executive officer position (the “Comparison Group”) at median performance. The program is designed to deliver above median compensation for above median performance and below median compensation for below median performance. The Comparison Group for each executive differs based on the executive’s position. The Comparison Group for each position is selected from publicly traded companies that are major competitors in the marketplace for talent for that position. For positions that are primarily health care related, the Comparison Group includes eight of the eleven companies in the Morgan Stanley Healthcare Payors Index (see the Corporate Performance Graph on page 43). The pay information for each Comparison Group is developed through market pay survey data collected and analyzed by an outside compensation consultant. The analysis, which is conducted by the compensation consultant and Aetna, includes a regression analysis (adjustment to market compensation data to account for company size and revenue) and a scenario analysis, which evaluates total compensation of an executive officer under various scenarios, including termination of employment. The Committee may approve an above median total target compensation opportunity when individual performance or other circumstances warrant.
In setting executive officer compensation, the Committee, with assistance from its outside consultant, reviews tally sheets that affix a dollar amount to each component of executive compensation, including salary, bonus and long-term incentives, realized and unrealized gains on stock options, dollar value of perquisites, projected benefits under Aetna’s retirement plan and under potential severance and change-in-control scenarios.
How were base salaries for executive officers determined?
The Committee generally reviews base salaries for executive officers annually. In making salary determinations, the Committee considers the terms of any employment contract with the executive, the recommendations of the Chief Executive Officer (as to other executive officers), salary norms for persons in comparable positions in the executive’s Comparison Group, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual past and potential future contribution to Aetna’s results. There were no salary increases for senior officers in 2004 (other than promotions and contractual requirements). During 2005, the salary increases for senior officers ranged from 2.6% to 3.8%.
How were annual performance-based bonuses determined?
The purpose of the annual bonus program is to align the interests of executive officers with Aetna’s shareholders by motivating executive officers to achieve superior financial and operational performance that increases shareholder value. Under the Annual Incentive Plan and Annual Bonus Plan (“ABP”), the Committee establishes specific financial and operational goals at the beginning of each performance year, and bonus funding is linked directly to achievement of those goals. The Annual Incentive Plan and ABP goals, described in more detail below, are directly aligned with Aetna’s strategic and business plans approved by the Board. Achievement of Aetna’s stretch financial operating plan approved by the Board is considered target financial performance under the ABP.
Annual Incentive Plan (162(m) qualified). The Annual Incentive Plan applies to the executives named in Aetna’s Proxy Statement. Under the Annual Incentive Plan, the target bonus opportunity for the CEO and the other Named Executive Officers for 2005 ranged from 80% to 150% of base salary. The two goals established for 2005 under the Annual Incentive Plan related to the achievement of specified levels of (i) corporate net income and (ii) revenue. If 100% of either goal is met, the maximum award permitted under the Plan (currently $3 million) may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 2005, Aetna’s net income of $1.63 billion and total revenues of $22.5 billion each exceeded the pre-established performance goals and permitted the payment of a maximum bonus. The actual bonus amounts paid to the Named Executive Officers were less than the maximum allowable amount. The Committee set the actual bonus amounts after consideration of the recommendations of the Chief Executive Officer (for other executive officers), a review of Aetna’s performance versus the ABP goals described below, and a subjective evaluation of each Named Executive Officer’s individual contributions to Aetna’s results. Actual awards to the Named Executive Officers under the

Annual Incentive Plan ranged from 116.5% to 133.3% of target bonus opportunity depending on individual and business unit performance.
Annual Bonus Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the ABP. For 2005, bonus pool funding under the ABP depended upon Aetna’s performance against the following measures (each weighted as noted):

•	financial performance (55% — measured by attaining a specific level of cash operating earnings and expense reduction as a percentage of total revenue);

•	health cost management (15% — measured primarily by commercial risk health and dental cost trends, and, to a lesser extent, Medicare risk trends and the group insurance life benefit cost ratio);

•	growth (15% — measured by net membership growth and consolidated revenue); and

•	constituent focus (15% — measured externally by member, hospital, plan sponsor and broker/consultant satisfaction survey results and internally by achievement of performance management and diversity milestones and employee survey results).
Under the ABP, if 100% of the goals are met, in the aggregate, up to 100% of the target bonus pool is funded. If the goals are exceeded, in the aggregate, by a sufficient margin, up to a maximum of 200% of the bonus pool is funded. For 2005, under the ABP, the target bonus opportunity for senior officers ranged from 60% to 80% of base salary.
For 2005, Aetna reported operating earnings of $1.57 billion, which exceeded the targeted level of operating earnings, and the financial goals in the aggregate were met at just below the superior level. The health cost management goal was met at the above target level. With respect to the growth goals, Aetna’s dental and pharmacy businesses performed above the superior level. Performance relative to the constituent focus goals varied, and most were met at above target levels. However, despite growing membership by 1.1 million during 2005, the membership growth goal was not met. Based on this aggregate performance and after applying the weightings noted above, the Committee set the 2005 ABP bonus pool funding at 117.7% of target performance.
In the context of this bonus funding, the Committee determined the bonus amounts paid to individual executive officers after an evaluation of recommendations made by the Chief Executive Officer and a subjective assessment of individual contributions to Aetna’s results. Actual awards to senior officers under the ABP ranged from 92.2% to 138% of target bonus opportunity depending on individual and business unit performance.
What were the objectives of the 2005 long-term incentive awards (stock options and performance cash units)?
Aetna’s long-term incentives for 2005 were in the form of stock option and performance cash unit awards. The objective of these awards is to advance the longer-term interests of Aetna and its shareholders. They complement incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The amount of the long-term award (stock options and performance cash units) is determined to set total target compensation opportunity at the median level of the total compensation paid to similarly positioned executives at companies in the executive’s Comparison Group at median performance. In general, the theoretical value of the 2005 long-term incentive awards to participants at grant date was delivered 70% in stock options and 30% in performance cash units. As noted above, the components of Aetna’s long-term incentive program have changed for 2006.
Stock Options. The Committee believes that stock option awards further align the interests of executive officers with the interests of shareholders in increasing shareholder value. The Committee grants stock options at not less than 100% of the fair market value of the Common Stock on the date of grant. Because stock options (and stock appreciation rights) provide value only in the event of share price appreciation, the

Committee believes these awards are, by their nature, performance-based and should be an important component of Aetna’s executive compensation program. The value of the stock option component of an executive officer’s compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value using a modified Black-Scholes formula. In making stock option awards in 2005, the Committee considered overall share utilization and shareholder dilution. The Committee did not consider prior stock option grants or amounts realized on the exercise of prior stock option grants in determining the number of options to be granted.
Performance Cash Units Payout. In 2004, the Committee granted performance-based cash units to senior Company employees, including the Named Executive Officers. Each unit represented $100 at target performance. Under the award agreements, the units would vest and become payable in cash if Aetna met the specified performance goals set for the two-year performance period 2004-2005. The performance goals for the 2004-2005 award were based on Aetna’s performance against two internal financial measures (earnings per share growth (67%) and return on capital (33%)). Performance against the internal measures could be modified upwards or downwards by up to 30% based on Aetna’s total shareholder return versus its health care competitors. In January 2006, the Committee determined that Aetna had met the specified internal financial measures at above the superior level. Aetna’s total shareholder return over the performance period significantly exceeded all of its health care competitors, resulting in an upwards adjustment based on the total return to shareholders modifier. As a result, the units vested at a level of 158.7% (just under the maximum level).
Performance Cash Unit Award. In 2005, the Committee granted performance-based cash units to senior Company employees, including the Named Executive Officers. Each unit represents $100 at target performance. Under the award agreements, the units will vest and become payable in cash if Aetna meets the specified performance goals set for the two-year performance period 2005-2006. The performance goals for the 2005-2006 awards are based on the same measures used for the 2004-2005 performance-based cash unit awards described above.
How has Aetna responded to IRS limits on deductibility of compensation?
Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options and performance units granted under the 2000 Stock Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by Aetna. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation.
What was the basis for Dr. Rowe’s 2005 compensation?
Overview. As in past years, the large majority of Dr. Rowe’s compensation was performance-based. Given Aetna’s success during his leadership, Dr. Rowe’s compensation opportunity at target performance is currently set above the median of chief executive officers at companies in his Comparison Group. Dr. Rowe’s Comparison Group is made up of five companies. All of these companies are included in the Morgan Stanley Healthcare Payors Index. His actual compensation for 2005 was above median due to Aetna’s superior financial performance. When compared to the compensation opportunity of the CEOs of Aetna’s top three competitors, Dr. Rowe’s 2005 actual compensation is slightly below the average.
Base Salary. During 2005, the Committee reviewed Dr. Rowe’s base salary and decided not to make any changes for 2005. To preserve the tax deductibility of Dr. Rowe’s salary under Section 162(m), Dr. Rowe’s annual salary in excess of $1,000,000 is subject to mandatory deferral and is payable to Dr. Rowe six months after termination of his employment. The deferred amount earns interest at the rate paid by the fixed interest rate fund option of Aetna’s 401(k) Plan (4.6% per year for the period January to June 2006).
2005 Annual Performance-based Bonus. As noted above, the Committee determined that the goals set under the Annual Incentive Plan, in which Dr. Rowe participates, were exceeded at the maximum level and that the ABP goals were met at a level of 117.7%. The Committee also established specific non-financial objectives for Dr. Rowe at the beginning of 2005. Aetna’s superior financial performance, as well as the Committee’s review of the overall quality of Dr. Rowe’s non-financial performance in leading the execution of Aetna’s strategy, achieving operational excellence, and cultural transformation, was the basis for the Committee’s decision to award Dr. Rowe a bonus of $2 million (121.2% of his target bonus opportunity) for 2005. Strategic accomplishments included Aetna’s significant progress in its quest for industry leadership and implementation of Aetna’s business development strategies and successful development of CEO succession plans. Operational accomplishments included profitable growth, with increases in all major metrics (membership, revenues, earnings and cross-selling of Aetna products), continued leadership in medical cost trend and progress in reduction of general and administrative expenses. Accomplishments related to cultural transformation included strengthening leadership capability throughout Aetna, leading Aetna’s focus on the Aetna Way, Aetna’s core values and business ethics program, and creating a high performance culture. The Committee also recognized Dr. Rowe’s role in positioning Aetna as a leader in influencing and establishing health care policy on national and state levels.
Long-term Incentive Awards. In 2005, consistent with the philosophy set forth above, Dr. Rowe was granted a stock option for 911,904 shares of Common Stock (grant date theoretical value of $9,804,006 determined using a modified Black-Scholes model) and 42,000 performance cash units (grant date theoretical value of $4,200,000 at target performance). The terms of the options and performance cash units are described above. The Committee set the amount of the stock option and performance cash unit awards after a review of competitive market pay data of the companies in Dr. Rowe’s Comparison Group and his performance. The 2005 award, which was delivered 70% in options and 30% in performance cash units, is designed to deliver a median pay opportunity for median performance and an above median pay opportunity for above median performance.
Long-term Incentive Award Payout. As mentioned above, the Committee determined that the 2004-2005 performance target for the performance cash units granted in 2004 had been exceeded. In accordance with the terms of the award, 158.7% of Dr. Rowe’s 2004-2005 performance cash units vested resulting in a payout of $4,522,950.
2006 Long-term Award. In 2006, the Committee granted Dr. Rowe a stock appreciation right on 1,000,000 shares of Common Stock (“SARs”) (grant date theoretical value of $16,517,445 determined using a modified Black-Scholes model). The SARs when exercised will be settled in stock and will vest one year from the date of grant. The amount of the SARs were determined by the Committee after a review of competitive market pay data of companies in Dr. Rowe’s Comparison Group and his past performance.
What was the basis for Mr. Williams’ 2005 compensation?
Overview. Mr. Williams’ 2005 compensation opportunity at target performance was set at the median of chief executive officers at companies in his Comparison Group. Mr. Williams’ Comparison Group is the same as Dr. Rowe’s Comparison Group. His actual 2005 compensation was above the median due to Aetna’s superior financial performance.
Base Salary. During 2005 the Committee did not increase Mr. Williams’ base salary. In connection with his appointment as CEO in 2006, Mr. Williams’ salary was increased to $1,100,000. To preserve the tax deductibility of Mr. Williams’ salary under Section 162(m), Mr. Williams’ salary in excess of $1,000,000 is subject to mandatory deferral and is payable to Mr. Williams six months after termination of his employment. The deferred amount earns interest at the rate paid by the fixed interest rate fund option of Aetna’s 401(k) plan (4.6% per year for the period January to June 2006).

2005 Annual Performance-based Bonus. The Committee approved a 2005 annual performance-based bonus for Mr. Williams of $1,700,000 (125.9% of his target bonus opportunity). This bonus was determined based on Aetna’s superior financial performance (as described above), as well as the Committee’s review of Mr. Williams’ performance against specific strategic and operational objectives established at the beginning of 2005. The strategic and operational accomplishments for 2005 included the successful execution of Aetna’s business development strategies, which include the acquisition and integration of several niche-market businesses, the implementation of a new Medicare prescription drug plan, accelerated demand for Aetna’s suite of consumer directed health products, leadership in Aetna’s medical cost trend, the successful launch of Aetna’s provider price transparency initiative, achievement of better than plan results for constituent satisfaction survey results, leading Aetna’s focus on the Aetna Way, Aetna’s core values and business ethics program, creating a high-performance culture, and broadening influence with regulators and legislators.
Long-term Incentive Awards. In 2005, consistent with the philosophy set forth above, Mr. Williams was granted a stock option for 744,412 shares of Common Stock (grant date theoretical value of $8,003,276, determined using a modified Black-Scholes model) and 34,000 performance cash units (grant date theoretical value of $3,400,000 at target performance). The terms of the options and performance cash units are described above. The Committee set the amount of the stock option and performance cash unit awards after a review of competitive market pay data of companies in Mr. Williams’ Comparison Group and his performance. The 2005 award, which was delivered 70% in options and 30% in performance cash units, is designed to deliver a median pay opportunity for median performance and an above median pay opportunity for above median performance.
Long-term Incentive Award payout. In accordance with the terms of his prior award described above, 158.7% of Mr. Williams’ 2004-2005 performance cash units vested resulting in a payout of $4,126,200.
2006 Long-term Awards. In connection with Mr. Williams’ appointment to the additional position of Chief Executive Officer, in 2006 the Committee approved a grant of 150,000 restricted stock units (“RSUs”) (grant date value of $7,695,000). These restricted stock units will vest in three equal annual installments and will be paid in stock to Mr. Williams six months after termination of his employment with Aetna. The amount of this grant was determined by the Committee based on Mr. Williams’ past performance and expected future performance in leading Aetna. This grant will provide Mr. Williams with a significant compensation opportunity if he remains employed with Aetna and if Aetna continues its financial success. This award places Mr. Williams’ compensation opportunity at an above median level provided Aetna maintains above median performance.
In addition, in 2006, the Committee granted Mr. Williams 605,422 SARs (grant date theoretical value of $10,000,025 determined using modified Black-Scholes model) and 85,650 RSUs (grant date value of $4,300,058). The SARs (when exercised) and RSUs (when vested) will be settled in stock. The SARs will vest in three annual installments. The RSUs will vest three years from the date of grant. The Committee set the amount of these grants after a review of competitive market pay data of the companies in Mr. Williams’ Comparison Group and his performance. These awards provide Mr. Williams with an above median compensation opportunity when compared to the Comparison Group. When compared to the target compensation opportunity of the CEOs of Aetna’s top three competitors, however, Mr. Williams’ compensation opportunity remains below the average.
The Committee on Compensation and Organization
Michael H. Jordan, Chairman
Betsy Z. Cohen
Barbara Hackman Franklin
Gerald Greenwald

Corporate Performance Graph
The following graph compares the cumulative total shareholder return on Aetna’s Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor’s 500 Stock Index (“S&P 500”) and the cumulative total return on the published Morgan Stanley Healthcare Payors Index (11 companies at March 1, 2006)* from December 31, 2000 through December 31, 2005. The graph assumes a $100 investment in shares of Aetna Common Stock on December 31, 2000.
CUMULATIVE TOTAL RETURN FROM DECEMBER 31, 2000 TO

DECEMBER 31, 2005 OF AETNA COMMON STOCK,
S&P 500 AND MORGAN STANLEY HEALTHCARE PAYORS INDEX

*	At March 1, 2006, the companies included in the Morgan Stanley Healthcare Payors Index were: Aetna, Amerigroup Corporation, Centene Corporation, CIGNA Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., Molina Healthcare, Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated and WellPoint, Inc. Cumulative total return calculations were provided by SNL Financial LC.
SHAREHOLDER RETURNS OVER THE PERIOD SHOWN ON THE CORPORATE PERFORMANCE GRAPH SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE SHAREHOLDER RETURNS.
Report of the Audit Committee
The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.
The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.
The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 28, 2005. The Audit Committee Charter was attached as Annex A to the Company’s 2005 Proxy Statement and can also be found at www.aetna.com/governance.
As set forth in the Audit Committee Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal controls over financial reporting. Aetna’s management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. The Independent Accountants express an opinion as to the conformity of Aetna’s annual financial statements with U.S. generally accepted accounting principles and also provide review reports regarding Aetna’s interim financial statements. The Independent Accountants also provide an attestation report regarding Aetna’s internal controls over financial reporting and management’s assessment of those controls.
In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for 2005 with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the Independent Accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to services provided by the Independent Accountants, and has discussed with them their independence.
Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of Aetna’s financial statements by the Independent Accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, that Aetna’s internal controls over financial reporting are effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.
The Audit Committee
Edward J. Ludwig, Chairman
Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock
Joseph P. Newhouse
II.       Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to audit the Company’s consolidated financial statements for 2006. The Audit Committee and the Board recommend shareholder approval of KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for 2006. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.
Nonaudit Services and Other Relationships Between the Company and the Independent Accountants
The Company’s practice is not to have its independent auditing firm provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services have been provided by the independent auditing firm or other accounting and consulting firms from time to time. All new services provided by the independent auditing firm must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.
In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the Independent Accountants. The independence of the Independent Accountants also is considered annually by the Audit Committee and the full Board of Directors.

Fees Incurred for 2005 and 2004 Services Performed by the Independent Accountants
The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2005 and 2004. As shown in the table below, audit and audit-related fees totaled approximately 99% of the aggregate fees paid to KPMG LLP for both 2005 and 2004, and tax fees made up the remainder. There were no other fees paid to KPMG LLP in 2005 or 2004.

	2005	2004

Audit Fees(1)	$7,270,000	$7,545,000

Audit-Related Fees(2)
Servicing Reports	450,000	380,000
Employee Benefit Plan Audits	135,000	113,000
Audit/ Attest Services Not Required by Statute or Regulation	30,000	7,000

	615,000	500,000
Tax Fees(3)	50,000	50,000
All Other Fees	0	0

Total Fees	$7,935,000	$8,095,000

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards, and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the audit of the Company, the audit of management’s assessment of effective control over internal reporting, quarterly reviews, statutory audits, and actuarial and attest services required by applicable law.

(2)	Audit-Related Fees are for audit and related attestation services that traditionally are performed by the Independent Accountants, and, for the Company, include servicing reports, employee benefit plan audits, and audit and attest services that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration functions that are provided to customers.

(3)	Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division, except for those services related to the audit.
The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.
The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2006. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

III.       Approval of Aetna Inc. 2006 Employee Stock Purchase Plan
Introduction
Subject to the approval of the shareholders at the Annual Meeting, the Board, on the recommendation of the Compensation Committee, has unanimously adopted the Aetna Inc. 2006 Employee Stock Purchase Plan (the “2006 ESPP”). Aetna’s shareholders previously approved Aetna’s existing employee stock purchase plan at the 2002 Annual Meeting. No offering under the existing employee stock purchase plan may commence after July 1, 2006.
Summary of the Aetna Inc. 2006 Employee Stock Purchase Plan
The following summary of the 2006 ESPP is qualified in its entirety by reference to the complete text thereof, which is attached to this Proxy Statement as Annex C.
The purpose of the 2006 ESPP is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests and provide an opportunity for employees to purchase Aetna Common Stock.
Under the 2006 ESPP, 6,500,000 shares of Aetna Common Stock are authorized for purchase.
Employees who are employed by Aetna or a participating subsidiary immediately prior to the first day of an offering under the 2006 ESPP are eligible for participation in such offering. It is anticipated that there will be approximately 27,000 employees eligible to participate in the 2006 ESPP.
The 2006 ESPP provides that the Compensation Committee may from time to time determine the date on which Aetna shall commence an offering to all eligible employees for the purchase of Common Stock. Each offering will provide that an eligible employee may elect to purchase a number of shares of Common Stock determined by the Compensation Committee. Notwithstanding the above, no employee may be eligible to receive rights to purchase shares in any single calendar year having an aggregate fair market value at the time of grant in excess of $25,000. Each offering shall have a stated term as determined by the Compensation Committee but not longer than 27 months and may have a purchase price of not less than the lesser of 85% of the fair market value of a share of Common Stock on the grant date of the purchase right or the last day of that offering.
A participant may not elect to purchase any portion of the shares covered by the employee’s purchase right prior to the end of any such purchase period. It is anticipated that cash proceeds received by Aetna from any sale of Common Stock under the 2006 ESPP will be used for general corporate purposes.
Under the terms of the 2006 ESPP, the shares of Common Stock authorized to be sold will be authorized and unissued Common Stock. The 2006 ESPP provides for adjustments in the number of shares which may be purchased and the purchase price in the case of certain changes in Aetna’s capital structure and other corporate events when the Compensation Committee deems such adjustments to be necessary in order to preserve the benefits or potential benefits to be made available under the 2006 ESPP. Upon a change-in-control of Aetna, the expiration date of the offering shall be deemed to have occurred and all the outstanding purchase rights will be deemed to have been exercised.
The Compensation Committee shall have sole discretion in determining when to make offers and which Aetna subsidiaries shall be eligible to participate in such offerings under the 2006 ESPP. In addition, each offering shall contain such terms and conditions not inconsistent with the 2006 ESPP as the Compensation Committee shall prescribe. The terms of each offering will be communicated to each eligible employee. The offerings made under the 2006 ESPP are subject to applicable tax withholding requirements and may not be assigned or transferred.
No offering may commence under the 2006 ESPP after July 1, 2011. The 2006 ESPP may be amended or terminated at any time by the Board (and in some circumstances, the Compensation Committee), except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Compensation Committee has determined it is necessary or desirable to have Aetna comply.
The 2006 ESPP is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.
United States Federal Income Tax Consequences
Under Section 423 of the Code, employees will not realize taxable income upon the grant of a purchase right under the 2006 ESPP or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock’s value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, if such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

Participation; Initial Offering
It is not possible to determine at this time the extent to which, if at all, the executive officers named in the Summary Compensation Table on page 29 will elect to participate in the 2006 ESPP. Mr. Williams has participated in the existing ESPP since 2003. Set forth in the table below are the number of shares purchased under the existing ESPP in 2005 and the dollar value of the aggregate discount on such shares in 2005, in each case by the person or persons identified in the table.

NEW PLAN BENEFITS

		Number of Shares
	Dollar Value of Aggregate	Purchased in
Name and Position	Discount in 2005	2005

John W. Rowe, M.D.	0	0
Ronald A. Williams	$9,370	736
Alan M. Bennett	0	0
Craig R. Callen	0	0
Timothy A. Holt	0	0
Executive Group (6 members)	$9,370	736
Non-Executive Director Group (10 members)	Not Applicable	Not Applicable
Non-Executive Officer Employee Group	$6,815,389	567,206

It is anticipated that the initial offering under the 2006 ESPP, if approved by shareholders, will commence in July 2006 and terminate in December 2006, with a per share purchase price equal to 95% of the fair market value of a share of Aetna Common Stock on the termination date of the offering period.
The affirmative vote of a majority of the votes cast is required for approval of the proposal to adopt the Aetna Inc. 2006 Employee Stock Purchase Plan.
The Board recommends a vote FOR the approval of the Aetna Inc. 2006 Employee Stock Purchase Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the Aetna Inc. 2006 Employee Stock Purchase Plan.
IV.       Shareholder Proposal to Implement Cumulative Voting
in the Election of Directors
Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 800 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.
“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”
“REASONS: Many states have mandatory cumulative voting, so do National Banks.”
“In addition, many corporations have adopted cumulative voting.”
“Last year the owners of 59,318,870 shares, representing approximately 54.8% of shares voting, voted FOR this proposal.”
“If you AGREE, please mark your proxy FOR this resolution.”
The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2006 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board continues to believe that Aetna’s present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders.
Many shareholders in corporate America want more say when it comes to electing directors. Following the 2005 Annual Meeting, the Board studied various alternatives for accomplishing this objective, including cumulative voting. The Nominating Committee, which consists entirely of independent Directors, considered these matters at two separate meetings in 2005, and the full Board considered them at three separate meetings in 2005. As a result of this review, the Board implemented a majority vote standard for Director elections, implemented confidential voting in uncontested solicitations and amended Aetna’s By-Laws to provide that the Board does not have the right to alter the size of the Board beyond a range established by Aetna’s shareholders. The Board decided that these changes most effectively responded to shareholder needs and strengthened the Board’s accountability to Aetna’s shareholders.
In addition, cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by Aetna and by most leading corporations prevents the “stacking” of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.
Finally, the Board alone would not be able to implement cumulative voting upon adoption of this proposal by the shareholders because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.
For these reasons, while the Board carefully considered cumulative voting as a part of its 2005 review of governance issues, the Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.
If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.
Additional Information
Contact Information
If you have questions or need more information about the Annual Meeting, write to:
Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RE4K
Hartford, CT 06156
or call us at (860) 273-4970.
For information about your record holdings or DirectSERVICE Investment Program account, call Computershare Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.computershare.com/gateway. We also invite you to visit Aetna’s Web site at www.aetna.com. Web site addresses are included for reference only. The information contained on Aetna’s Web site is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement.

Financial Statements
The year 2005 consolidated financial statements and auditor’s report, management’s discussion and analysis of financial condition and results of operations, management’s report on internal control over financial reporting and the Independent Accountants’ report thereon, information concerning quarterly financial data for the past two fiscal years and other information are provided in the 2005 Aetna Annual Report, Financial Report to Shareholders.
SEC Form 10-K
Shareholders may obtain a copy of Aetna’s annual report filed with the SEC on Form 10-K, including the financial statements and the financial statement schedules, without charge by calling (1-800-237-4273) or by visiting Aetna’s Web site at www.aetna.com.
Incorporation by Reference
The sections of this Proxy Statement entitled “Report of the Committee on Compensation and Organization,” “Report of the Audit Committee,” and “Corporate Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates them by reference therein.
By order of the Board of Directors,

Christopher M. Todoroff
Vice President and Corporate Secretary
March 21, 2006

ANNEX A
AETNA INC.
CORPORATE GOVERNANCE GUIDELINES
Role of the Board of Directors
1. Management is responsible for the day-to-day business operations of Aetna Inc. (the “Company”). The Board of Directors (the “Board”) oversees and guides the Company’s management and its business. The basic responsibility of the Board is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its shareholders. Within this framework, the Board also considers the Company’s ethical behavior and may consider the interests of other constituents, including the Company’s customers, employees and the communities in which it functions.
In discharging their obligations, Directors are entitled to rely on the honesty and integrity of the Company’s executives, and its outside advisors and auditors. The Directors also shall be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Articles of Incorporation and By-Laws, and to exculpation as provided by applicable state law and the Company’s Articles of Incorporation.
2. The Board provides oversight with respect to the strategic direction and key policies of the Company. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters.
3. The Board, directly and through its Audit Committee, provides oversight of the integrity of the financial statements of the Company; the independent accountants’ qualifications and independence; the performance of the Company’s internal audit function and independent accountants; and the compliance by the Company with legal and regulatory requirements.
4. The Board selects and annually evaluates the performance of the Chief Executive Officer. Directly and through its Committee on Compensation and Organization (the “Compensation Committee”), the Board also collaborates with the Chief Executive Officer in the selection of senior management. The Compensation Committee, on behalf of the Board, evaluates and determines the compensation of the Company’s Chief Executive Officer and its other executive officers; oversees compensation and benefits plans, policies and programs of the Company; administers the equity-based incentive compensation plans of the Company; and considers from time to time and, when appropriate, makes recommendations to the Board as to the development and succession plans for the senior management of the Company.
The Compensation Committee and the Board meet annually in full executive session, without management, to assess the performance of the Chief Executive Officer and consider the Chief Executive Officer’s compensation.
5. The Company’s By-Laws provide that the Chairman shall be the Chief Executive Officer, unless the Board vests this position in another officer. The Board may determine to separate these positions based on what is deemed to be in the Company’s best interest at any given point in time.
6. A Presiding Director is appointed by, and from, the independent Directors and serves for a period of time which enables the Presiding Director to perform his or her functions with continuity. Generally speaking, the Presiding Director is responsible for coordinating the activities of the independent Directors. Among other things, the Presiding Director sets the agenda for and leads the nonmanagement and independent Director sessions held by the Board regularly, and briefs the Chairman and the Chief Executive Officer on any issues arising out of these sessions. The Presiding Director also acts as the principal liaison to the Chairman and the Chief Executive Officer for the views, and any concerns and issues, expressed by the independent Directors, though all Directors continue to interact one-on-one with the Chairman and the Chief Executive Officer, as needed and as appropriate. The Chairman and the Chief Executive Officer consult with the Presiding Director for input in setting the agenda for Board meetings and the Board meeting schedule. The Presiding Director consults with the other Directors and advises the Chairman about the quality, quantity and timeliness of Board information and the Board’s decision-making processes.
Composition of the Board and Selection of Directors
7. The size and composition of the Board should be appropriate for effective deliberation of issues relevant to the Company’s businesses and related interests. A substantial majority of the members of the Board shall be, in the business judgment of the Board, “independent” under the rules of the New York Stock Exchange, Inc.
8. The credentials of prospective director candidates are reviewed by the Nominating and Corporate Governance Committee (the “Nominating Committee”). Nominees are selected through a process based on criteria set with the concurrence of the full Board and re-evaluated periodically. The criteria weighed in the Director selection process include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that outside Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Honorary Directors shall not be appointed.
In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. It may also engage the services of a search firm to assist it in identifying potential Director nominees. The Nominating Committee will also consider suggestions made by shareholders for Director nominees who meet the established Director criteria.
All new Directors must participate in the Company’s Director Orientation Program. This orientation includes presentations by senior management to familiarize new Directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, and its internal and independent auditors. In addition, each Board Committee also provides new Committee members with appropriate background information about the workings of the Committee. The Board encourages formal Board continuing education.
9. The Nominating Committee annually reviews Director suitability and the continuing composition of the Board; it then recommends Director nominees who are voted on by the full Board. The Board believes that, if this evaluation is well done, it obviates the need for term limits, which could unnecessarily deprive the Company of experienced Directors. All Director nominees stand for election by the shareholders annually.
10. Any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than “for” such election promptly shall submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee shall recommend to the Board the action to be taken with respect to such resignation and the Board shall act with respect to such resignation, in each case within a reasonable period of time. The Company promptly shall disclose to the public each such resignation and decision by the Board.
11. The Company will hold the vote of each shareholder in confidence from Directors, officers and employees except: (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against the Company and/or one or more of its consolidated subsidiaries; (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote; (c) if there is a contested proxy solicitation; (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates the shareholder’s vote to management; or (e) as necessary to obtain a quorum.
12. Any significant change in circumstances that may relate to a Director’s qualifications as a Director is considered in determining suitability for continued directorship. In addition, an analysis of potential conflicts and review by the Nominating Committee and the Board are conducted for proposed additional director affiliations with a for-profit enterprise or for proposed transactions involving the Company (or a subsidiary of the Company) in which any Director would have a direct economic or beneficial interest. Directors shall give the Chairman of the Nominating Committee notice of any such significant change in circumstances, proposed additional for-profit or charitable director affiliation or proposed transaction involving the Company.
13. As a general matter, a retiring Chief Executive Officer (or other officer Director) will resign from the Board at the time of his/her retirement from the Company. Outside Directors resign no later than the Annual Shareholders Meeting coincident with or immediately following their 72nd birthdays.
Functioning of the Board
14. The Board sets the annual schedule of Board and Committee meetings. Committee schedules are recommended by each Committee in order to meet the responsibilities of that Committee. It is the policy of the Board that Directors should be present at the Company’s Annual Meeting of Shareholders.
15. Board agendas are generally set by the Chairman, in consultation with the Presiding Director, with ample opportunity for suggestions from other Directors.
16. The Board is provided, in advance of meetings, with agendas and written background information and data with respect to Board/ Committee agenda items, as well as other general information relevant to the Company’s businesses. The Board also receives regular updates between Board meetings.
17. The Chairman of the Company presides at Board meetings. In the event that the Chairman of the Company is unable to attend a meeting of the Board of Directors, the Presiding Director shall chair the meeting. In the event that both the Chairman of the Company and the Presiding Director are unable to attend a meeting of the Board of Directors, the most senior Director (in terms of current consecutive years of Board service) present shall, at the request of the Chairman of this Company or the Corporate Secretary of this Company, chair the meeting. Members of senior management are included in open sessions of Board and Committee meetings, as appropriate. The Board meets regularly in executive session with only Directors present. The nonmanagement Directors of the Company also meet at regularly scheduled executive sessions, without management Directors present. In addition, at least once per year, the Company’s independent Directors meet in executive session.
18. Board members have full access to Company management. In addition, the Board and any of its Committees have the authority to retain counsel and other independent experts or consultants, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
19. The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively. This review is overseen by the Nominating Committee.
20. As a general matter, the Board believes that management speaks for the Company.
Committees of the Board
21. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors. The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating Committee. All of the members of these Committees will, in the business judgment of the Board, be “independent” Directors under the rules of the New York Stock Exchange and meet any other standards of independence required under applicable law. The Board also has established an Investment and Finance Committee to assist the Board in reviewing the Company’s investment policies, strategies, transactions and performance, and in overseeing the Company’s capital and financial resources, and a Medical Affairs Committee to assist the Board in general oversight of policies and practices that relate to providing members with access to quality health care. The Board also has established an Executive Committee, which may act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Board may form other Committees from time to time to deal with special issues. One or more Board members also serve on the Board of the Aetna Foundation to oversee and coordinate the Company’s charitable giving programs.

22. The roles of the Committees are defined by the Company’s By-Laws and by Committee charters adopted by the Board.
23. At least annually, the Nominating Committee, in consultation with the Chairman and the Chief Executive Officer, reviews Committee assignments (members and chairs). In considering a Director for Committee membership, the Committee takes into consideration any factors it deems appropriate, including without limitation, the Director’s experience and background, and its relevance to the goals and responsibilities of the Committee and the Director’s Committee preferences. The Committee then makes Committee assignment recommendations on which the full Board votes. It is the sense of the Board that Committee members and Committee chairs should be rotated, where appropriate and practical, while providing overlap to prevent loss of expertise and experience and maintain continuity. Generally, consideration is given to rotating a Committee chair after approximately five years of service as chair. The Board strives to select new Committee chairs from Directors who have prior experience on the relevant Committee.
24. Committee agendas are set by the respective Committee chairs in consultation with management and other Committee members. Committee chairs report on each Committee meeting at the Board meeting following the Committee meeting. Minutes of Committee meetings also are provided to each Director. Each Committee chairman convenes, as appropriate, executive sessions of outside Directors of the Committee to discuss its operations and other related matters.
25. In the absence of a Committee chair, the most senior Committee member (in terms of Committee service) chairs the Committee meeting.
Compensation of Directors
26. At least annually, the Nominating Committee reviews competitive compensation survey information, and considers the appropriateness of the form and amount of Director compensation with a view toward attracting and retaining qualified Directors.
27. The Nominating Committee, with the concurrence of the full Board, has directed that a significant portion of Director compensation be delivered in stock-based forms. In addition, a deferred compensation plan also allows individual Directors voluntarily to defer cash compensation into deferred stock units. The Board of Directors also has adopted Stock Ownership Guidelines, whereby within five years of appointment to the Board, each Director should own stock of the Company having a value equal to $400,000. It is understood that if Directors temporarily do not meet this guideline because there has been a significant drop in the price of the Company’s stock, they would have a reasonable period of time to acquire additional shares of stock necessary to meet the guidelines.
Conduct and Ethics Standards for Directors
28. Directors are subject to applicable provisions of the Company’s Code of Conduct. Among other things, Directors must conduct themselves in a manner that avoids actual or apparent conflicts of interest and that protects the Company’s business reputation. A conflict of interest occurs when a Director’s private interest interferes in any way — or even appears to interfere — with the interest of the Company. Except as authorized by the Board of Directors, no outside Director shall have a direct economic relationship with the Company. Company loans to, or guarantees of obligations of, Directors and their family members are prohibited.
29. Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Accordingly, Directors are prohibited from taking for themselves personally business opportunities that are discovered through the use of Company property, information or position.
30. Directors, in the course of their Company duties, must comply fully with all federal and state laws applicable to the Company’s businesses, and with applicable Company policies (including policies relating to use of confidential information and insider trading).

September 29, 2005

ANNEX B
AETNA INC.
INDEPENDENCE STANDARDS FOR DIRECTORS
To be considered independent under the New York Stock Exchange, Inc. (“NYSE”) rules, the Board must determine that a Director has no material relationship with Aetna (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aetna). The Board has established these guidelines to assist it in determining Director independence.
(a) An Aetna Director is not independent if:

(i) The Aetna Director is, or has been within the last three years, an employee of Aetna, or an immediate family member is, or has been within the last three years, an executive officer of Aetna.

(ii) The Aetna Director has received, or has an immediate family member who has received (other than in a non-executive officer employee capacity), during any twelve-month period within the last three years, more than $100,000 in direct compensation from Aetna, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii) The Aetna Director is a current partner or employee, or an immediate family member is a current partner, of Aetna’s internal or external auditor.

(iv) The Aetna Director has an immediate family member who is a current employee of Aetna’s internal or external auditor and who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice.

(v) The Aetna Director or an immediate family member was within the last three years (but is no longer) a partner or employee of Aetna’s internal or external auditor and personally worked on Aetna’s audit within that time.

(vi) The Aetna Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aetna’s present executives at the same time serves or served on that company’s compensation committee.

(vii) The Aetna Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, Aetna for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of the other company’s consolidated gross revenue.
(b) In addition, the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iii) if an Aetna Director serves as an executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are less than two percent of that organization’s annual revenue. (Aetna’s automatic matching of employee charitable contributions will not be included in the amount of Aetna’s contributions for this purpose.) A commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director’s independence. The Board will annually review commercial and charitable relationships of Directors.
(c) For relationships outside the safe-harbor guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made

B-1

by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For example, if a Director is the executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are more than two percent of that organization’s annual revenue, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director should therefore be considered independent. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the safe-harbor for immateriality set forth in subsection (b) above.
In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.
December 3, 2004

B-2

ANNEX C
AETNA INC.
2006 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose of the Plan. The purpose of the Plan is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests, and provide an opportunity for employees of the Company and its Participating Subsidiaries to purchase Common Stock through payroll deductions.
2. Definitions.
“Board” means the Company’s Board of Directors.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Change-in-Control” means the happening of any of the following:

(i) When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a “Change-in-Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to any Employee, if such Employee is part of a “group”, within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change-in-Control transaction. In addition, for purposes of the definition of “Change-in-Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.
“Committee” means the Board’s Committee on Compensation and Organization or such other committee of the Board designated by the Board to administer the Plan.
“Common Stock” means the common shares, $.01 par value of the Company.
“Company” means Aetna Inc., a Pennsylvania corporation.
“Compensation” means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution.

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.
“Employee” means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes and who is employed at least twenty-one (21) days prior to the Grant Date of an Offering (or such shorter period as the Company, in its sole discretion, may determine).
“Expiration Date” means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.
“Fair Market Value” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.
“Holding Company” means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of common stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.
“Grant Date” means the first business day of each Purchase Period of the Plan.
“Offering” means the grant of Purchase Rights under the Plan.
“Participating Subsidiary” means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the grant of Purchase Rights to such Subsidiary Employees pursuant to the Plan would not cause the Company to incur material adverse accounting charges.
“Plan” means the Aetna Inc. 2006 Employee Stock Purchase Plan, a plan intended to qualify under Section 423 of the Code.
“Purchase Period” means the period of an Offering beginning on the Grant Date and ending on the Expiration Date.
“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.
“Subsidiary” means any company in an unbroken chain of companies beginning with (and including) the Company in which each company other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
3. Administration of the Plan. The Committee shall administer the Plan. The Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and its employees.
The Committee may in its sole discretion determine from time to time that the Company shall grant Purchase Rights under an Offering to all of the then eligible Employees, provided, however, that it shall be under no obligation to do so.
4. Participation in the Plan. The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.
5. Stock.

(a) The stock subject to an Offering shall be authorized but unissued shares of Common Stock. Subject to adjustment in accordance with the provisions of paragraph 11(f) hereof, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 6,500,000 shares.

(b) In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.
6. Number of Shares That an Employee May Purchase.

(a) An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

(b) The number of whole shares of Common Stock that a participating Employee may purchase on the Expiration Date shall be determined by dividing such Employee’s contributions accumulated prior to such Expiration Date and retained in such Employee’s account as of the Expiration Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section 6.

(c) Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000.
7. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

(b) Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Employee as provided in Section 10.

8. Method of Payment of Contributions.

(a) A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering. All payroll deductions made by a participating Employee shall be credited to his or her account under the Plan. A participating Employee may not make any additional payments into such account.

(b) A participating Employee may discontinue his or her participation in the Plan as provided in Section 10.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6 hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).
9. Exercise of Purchase Rights. Unless a participating Employee withdraws from the Plan as provided in Section 10, his or her right to purchase whole shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account.
10. Voluntary Withdrawals; Termination of Employment.

(a) A participating Employee may withdraw all but not less than all the contributions credited to his or her account under the Plan at any time prior to the Expiration Date of an Offering by notifying the Company in the form and manner designated by the Company. All of the participating Employee’s contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering.

(b) Upon termination of the participating Employee’s Continuous Status as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee’s estate, and his or her Purchase Right will be automatically terminated.

(c) A participating Employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.
11. Terms and Conditions of Offerings.

(a) General:

The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b) Purchase Price:

The purchase price per share will be established by the Committee for each offering but in no event will the purchase price per share be less than 85% of the lower of the Fair Market Value of a share of Common Stock on the Grant Date and the Expiration Date.

(c) Term of Offerings:

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

(d) Employee’s Purchase Directions:

Each Offering shall provide that the participating Employee at the conclusion of the Purchase Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee’s account unless such Employee shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10 that the Employee does not desire to purchase any of such shares.

(e) Change-in-Control:

Upon a Change-in-Control, the Expiration Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section 10, all then outstanding Purchase Rights shall be deemed to have been exercised on such Expiration Date as provided in Section 9.

(f) Adjustments:

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

(g) Assignability:

No rights hereunder shall be assignable or transferable.

(h) Employee’s Agreement:

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

(i) Rights as a Shareholder:

An Employee who has been granted Purchase Rights hereunder shall have no rights as a shareholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j) Interest:

No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

12. Term of Plan. No grant of Purchase Rights shall be made after July 1, 2011.
13. Amendments. The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 13 relating to shareholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.
14. Application of Funds. The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.
15. Governing Law. The Plan and all Offerings shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to the choice of law rules thereunder.
16. Additional Restrictions of Rule 16b-3. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

151 Farmington Avenue
Hartford, Connecticut 06156
Printed on recycled paper
31.05.901.1-06 3/06

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890       J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

A	Election of Directors
The Board of Directors recommends a vote FOR Item 1.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 — Betsy Z. Cohen	☐	☐	05 — Earl G. Graves	☐	☐	09 — Edward J. Ludwig	☐	☐
02 — Molly J. Coye, M.D.	☐	☐	06 — Gerald Greenwald	☐	☐	10 — Joseph P. Newhouse	☐	☐
03 — Barbara Hackman Franklin	☐	☐	07 — Ellen M. Hancock	☐	☐	11 — John W. Rowe, M.D.	☐	☐
04 — Jeffrey E. Garten	☐	☐	08 — Michael H. Jordan	☐	☐	12 — Ronald A. Williams	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Items 2 and 3.

		For	Against	Abstain
2.	Approval of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Approval of 2006 Employee Stock Purchase Plan	☐	☐	☐
The Board of Directors recommends a vote AGAINST Item 4.

	For	Against	Abstain
4. Shareholder Proposal on Cumulative Voting	☐	☐	☐

Mark this box if you plan to attend the Annual Meeting.			☐
Please mark here for comments.			☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2006 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.
PLEASE SIGN AND DATE BELOW, FOLD AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.
Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)

Proxy — Aetna Inc.

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.
The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Michael H. Jordan, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 28, 2006 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the four items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHAREHOLDER ACCOUNT INQUIRIES
Aetna Inc.’s Transfer Agent, Computershare Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about Computershare’s DirectSERVICE Investment Program.
For direct deposit of dividends, registered shareholders may call Computershare at 1-800-870-2340.
Registered shareholders with e-mail addresses can send account inquiries electronically to Computershare at equiserve@equiserve.com.
Registered shareholders can also access their Aetna accounts via the Internet through Computershare’s Web site at http://www.computershare.com/gateway.

TO ATTEND THE ANNUAL MEETING: If you plan to attend the Annual Meeting, you should either mark the box provided on the reverse side of this proxy card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list and you will be asked to register and present government issued photo identification (e.g., a driver’s license or passport) before being admitted to the Annual Meeting.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico any time on a touch tone telephone. If you reside outside the United States, Canada and Puerto Rico, please call 1-781-575-2300. Telephone voting will be available until 11:59 p.m., Eastern time, on April 27, 2006.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following Web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

•	Proxies submitted by Internet must be received by 11:59 p.m., Eastern time, on April 27, 2006.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING

MR A SAMPLE
DESIGNATION (IF ANY)
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000000000.000 ext
000000000.000 ext
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000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890       J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

A	Election of Directors
The Board of Directors recommends a vote FOR Item 1.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 — Betsy Z. Cohen	☐	☐	05 — Earl G. Graves	☐	☐	09 — Edward J. Ludwig	☐	☐
02 — Molly J. Coye, M.D.	☐	☐	06 — Gerald Greenwald	☐	☐	10 — Joseph P. Newhouse	☐	☐
03 — Barbara Hackman Franklin	☐	☐	07 — Ellen M. Hancock	☐	☐	11 — John W. Rowe, M.D.	☐	☐
04 — Jeffrey E. Garten	☐	☐	08 — Michael H. Jordan	☐	☐	12 — Ronald A. Williams	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Items 2 and 3.

		For	Against	Abstain
2.	Approval of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Approval of 2006 Employee Stock Purchase Plan	☐	☐	☐
The Board of Directors recommends a vote AGAINST Item 4.

	For	Against	Abstain
4. Shareholder Proposal on Cumulative Voting	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2006 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.
PLEASE SIGN AND DATE BELOW, FOLD AND RETURN IN ENCLOSED ENVELOPE.
Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)

Proxy — Aetna Inc.

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.
The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Michael H. Jordan, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 28, 2006 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the four items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHAREHOLDER ACCOUNT INQUIRIES
Aetna Inc.’s Transfer Agent, Computershare Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about Computershare’s DirectSERVICE Investment Program.
For direct deposit of dividends, registered shareholders may call Computershare at 1-800-870-2340.
Registered shareholders with e-mail addresses can send account inquiries electronically to Computershare at equiserve@equiserve.com.
Registered shareholders can also access their Aetna accounts via the Internet through Computershare’s Web site at http://www.computershare.com/gateway.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 4
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ADD 6

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000000000.000 ext
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C 1234567890 J N T

Annual Meeting Instruction Card	123456	C0123456789	12345

A	Election of Directors
The Board of Directors recommends a vote FOR Item 1.

1. Election of Directors	For	Withhold		For	Withhold		For	Withhold

01 — Betsy Z. Cohen	☐	☐	05 — Earl G. Graves	☐	☐	09 — Edward J. Ludwig	☐	☐
02 — Molly J. Coye, M.D.	☐	☐	06 — Gerald Greenwald	☐	☐	10 — Joseph P. Newhouse	☐	☐
03 — Barbara Hackman Franklin	☐	☐	07 — Ellen M. Hancock	☐	☐	11 — John W. Rowe, M.D.	☐	☐
04 — Jeffrey E. Garten	☐	☐	08 — Michael H. Jordan	☐	☐	12 — Ronald A. Williams	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Items 2 and 3.				The Board of Directors recommends a vote AGAINST Item 4.
	For	Against	Abstain		For	Against	Abstain
2. Approval of Independent Registered Public Accounting Firm	☐	☐	☐	4. Shareholder Proposal on Cumulative Voting	☐	☐	☐

3. Approval of 2006 Employee Stock Purchase Plan	☐	☐	☐	Mark this box if you plan to attend the Annual Meeting.			☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given to the Trustee by the signer to vote at the 2006 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.
PLEASE SIGN AND DATE BELOW, FOLD AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.
  Signature 1 — Please keep signature within the box
  Signature 2 — Please keep signature within the box
  Date (mm/dd/yyyy)

Instruction Card — Aetna Inc.

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY.
To: Participants in the Aetna 401(k) Plan
State Street Bank and Trust Company, the Trustee under the Aetna 401(k) Plan (the Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 28, 2006 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern time, on April 21, 2006 by telephone, by Internet, or by completing, signing and returning this card, the Trustee will vote your shares in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

Note: Participants who received the Aetna Inc. 2006 Proxy Statement, the Aetna 2005 Annual Report, and the Aetna 2005 Annual Report, Financial Report to Shareholders, over the Internet and who would like a printed copy of these documents may call 1-800-237-4273.
Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your Instruction Card, you may choose one of the two voting methods outlined below to vote your Instruction Card.

•	Call toll free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico any time on a touch tone telephone. If you reside outside the United States, Canada and Puerto Rico, please call 1-781-575-2300. Telephone voting will be available until 11:59 p.m., Eastern time, on April 21, 2006.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following Web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

•	Instruction Cards submitted by Internet must be received by 11:59 p.m., Eastern time, on April 21, 2006.

If you vote by telephone or the Internet, please DO NOT mail back this Instruction Card.
THANK YOU FOR VOTING